UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Constant Contact, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2014

Dear Fellow Stockholders:

We are pleased to invite you to our 2014 Annual Meeting of Stockholders, which will take place on Tuesday, May 20, 2014, at 10:00 a.m., Local Time, at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

On the pages following this letter you will find the notice of our 2014 Annual Meeting of Stockholders, which lists the items of business to be considered at the Annual Meeting, and the proxy statement, which describes the items of business listed in the notice and provides other information you may find useful in deciding how to vote. We have also enclosed our Annual Report on Form 10-K for the year ended December 31, 2013, which contains, among other things, our 2013 audited consolidated financial statements.

If you are a stockholder of record, we have enclosed a proxy card that enables you to vote on the matters to be considered at the meeting if you do not plan to attend in person. To vote, simply complete, sign and date your proxy card and mail it in the enclosed postage-paid envelope. If your shares are held in “street name” — that is, held for your account by a bank, brokerage firm or other intermediary — you should obtain instructions from the bank, brokerage firm or other intermediary that you must follow for your shares to be voted.

The ability to have your vote counted at the 2014 Annual Meeting of Stockholders is an important right that you possess as a stockholder. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will promptly cast your vote.

Thank you for your ongoing support and continued interest in Constant Contact.

Sincerely,

Gail F. Goodman Chairman, President and Chief Executive Officer

CONSTANT CONTACT, INC.

Notice of Annual Meeting of Stockholders

To Be Held on Tuesday, May 20, 2014

Notice is hereby given that the 2014 Annual Meeting of Stockholders will be held at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451, on Tuesday, May 20, 2014, at 10:00 a.m., Local Time, for the following purposes:

1. To elect the two nominees identified in the attached proxy statement as members of our board of directors to serve as class I directors for a term of three years;

2. To approve an amendment and restatement of our 2011 Stock Incentive Plan to, among other things, increase the number of shares of common stock authorized for issuance under the plan by 2,100,000 shares;

3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014;

4. To hold an advisory vote to approve the compensation of our named executive officers; and

5. To transact other business, if any, that may properly come before the 2014 Annual Meeting of Stockholders or any adjournment of the 2014 Annual Meeting of Stockholders.

Stockholders of record at the close of business on Wednesday, March 26, 2014, are entitled to receive this notice of our 2014 Annual Meeting of Stockholders and to vote at the 2014 Annual Meeting of Stockholders and at any adjournments of such meeting. Our stock transfer books will remain open for the purchase and sale of our common stock.

Included with this Notice and Proxy Statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, which contains our 2013 audited consolidated financial statements and other information of interest to our stockholders.

Your vote is important. Whether or not you plan to attend the 2014 Annual Meeting of Stockholders, please promptly complete, sign and date the enclosed proxy card and return it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid.

By Order of the Board of Directors,

Robert P. Nault Secretary

April 14, 2014

- i -

CONSTANT CONTACT, INC.

1601 Trapelo Road

Waltham, Massachusetts 02451

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on Tuesday, May 20, 2014

Constant Contact, Inc., a Delaware corporation, which is referred to as “we” or “us” in this proxy statement, is sending you this proxy statement and proxy card in connection with the solicitation of proxies by our board of directors for use at our 2014 Annual Meeting of Stockholders, which will be held on Tuesday, May 20, 2014, at 10:00 a.m., Local Time, at Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451. If the 2014 Annual Meeting of Stockholders is adjourned for any reason, then the proxies may be used at any adjournment. You may obtain directions to the location of the 2014 Annual Meeting of Stockholders by viewing them on our website, www.constantcontact.com, or by contacting our Investor Relations Department at the address and telephone number listed below.

We are first sending the Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2013 to our stockholders on or about April 14, 2014.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual

Meeting of Stockholders to be Held on Tuesday, May 20, 2014:

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2013 are available for viewing, printing and downloading at www.proxydocs.com/ctct.

Our Annual Report on Form 10-K for the year ended December 31, 2013 is also available on the “Investor Relations” section of our website at www.constantcontact.com. Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K, without charge, please contact:

Constant Contact, Inc.

1601 Trapelo Road

Waltham, Massachusetts 02451

Attention: Investor Relations Department

(781) 472-8100

ir@constantcontact.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of our Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Certain documents referenced in this proxy statement are available on our website, www.constantcontact.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the 2014 Annual Meeting of Stockholders, stockholders will consider and vote on the following matters:

•	The election of the two nominees identified in this proxy statement as members of our board of directors to serve as class I directors for a term of three years;

•

Approval of an amendment and restatement of our 2011 Stock Incentive Plan to, among other things, increase the number of shares of common stock authorized for issuance under the plan by 2,100,000 shares;

•	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014;

•	An advisory vote to approve the compensation of our named executive officers (i.e., the executive officers identified in “EXECUTIVE COMPENSATION — Summary Compensation Table” below); and

•	The transaction of other business, if any, that may properly come before the 2014 Annual Meeting of Stockholders or any adjournment of the meeting.

Who is entitled to vote?

To be able to vote on the above matters, you must have been a stockholder of record at the close of business on Wednesday, March 26, 2014, the record date for the 2014 Annual Meeting of Stockholders. The aggregate number of shares entitled to vote at this meeting is 31,368,389 shares of our common stock, which is the number of shares that were issued and outstanding on the record date.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on at the 2014 Annual Meeting of Stockholders.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and, if you vote by mail, please cast your vote as soon as possible.

How may I vote?

Stockholder of record: Shares registered in your name.    If you are a stockholder of record, which means that your shares are registered in your own name, not in “street name” by a bank, brokerage firm or other intermediary, then you can vote in one of the following two ways:

•

You may vote by mail.    To vote by mail, you need to complete, sign and date the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-paid envelope so that it is received prior to the 2014 Annual Meeting of Stockholders. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return a signed proxy card, but do not give any instructions on a particular matter to be voted on at the 2014 Annual Meeting of Stockholders, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

•

You may vote in person.    If you plan to attend the 2014 Annual Meeting of Stockholders, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the meeting.

Beneficial owner: Shares held in “street name.”    If the shares you own are held in “street name” by a bank, brokerage firm or other intermediary, then your bank, brokerage firm or other intermediary, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions your bank, brokerage firm or other intermediary provides you. Many banks, brokerage firms and other intermediaries also offer the option of voting over the Internet or by telephone, instructions for which would be provided by them.

If you do not give instructions to your broker, the broker will be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items and your shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

Each of Proposal 1 (election of two nominees to serve as class I directors), Proposal 2 (approval of the amendment and restatement of our 2011 Stock Incentive Plan) and Proposal 4 (advisory vote to approve the compensation of our named executive officers) is a non-discretionary item under applicable rules, which means that if you do not give instructions to your broker, your broker will not be able to vote your shares in its discretion on these proposals and your shares will be treated as “broker non-votes.” We urge you to provide voting instructions to your broker so that your votes may be counted.

Proposal 3 (ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014) is a discretionary item under applicable rules. Accordingly, your broker may exercise its discretionary authority with respect to this proposal if you do not provide voting instructions.

If you wish to attend the 2014 Annual Meeting of Stockholders to personally vote your shares held in “street name,” you will need to obtain a “legal proxy” from the holder of record (i.e., your bank, brokerage firm or other intermediary). A legal proxy is a written document that will authorize you to vote your shares held in “street name” in person at the 2014 Annual Meeting of Stockholders.

May I change my vote after I have mailed my proxy card?

Yes. If you are a stockholder of record, you may change your vote and revoke your earlier proxy at any time before it is exercised by taking one of the following actions:

•	signing and returning another proxy card with a later date;

•	giving our corporate secretary a written notice that you want to revoke your proxy; or

•	attending the meeting, notifying our corporate secretary that you are present and then voting in person.

Your attendance at the meeting alone will not revoke your proxy.

If you own shares in “street name,” your bank, brokerage firm or other intermediary should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?

In order for business to be conducted at the 2014 Annual Meeting of Stockholders, our bylaws require that a quorum must be present. A quorum consists of the holders of a majority of the 31,368,389 shares of our common stock issued and outstanding and entitled to vote at the meeting, that is, at least 15,684,195 shares.

Shares of our common stock present in person or represented by proxy, including shares that reflect abstentions, “broker non-votes” and votes withheld for director nominees, will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the 2014 Annual Meeting of Stockholders will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of directors (Proposal 1):    The two director nominees identified in this proxy statement receiving a plurality, or the highest number, of votes cast at the 2014 Annual Meeting of Stockholders, regardless of whether that number represents a majority of the votes cast, will be elected as class I directors.

Approval of the Amendment and Restatement of our 2011 Stock Incentive Plan (Proposal 2):    The affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the 2014 Annual Meeting of Stockholders and voting affirmatively or negatively on the proposal is needed to approve the amendment and restatement of our 2011 Stock Incentive Plan.

Ratification of the selection of PricewaterhouseCoopers LLP (Proposal 3):    The affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the 2014 Annual Meeting of Stockholders and voting affirmatively or negatively on the proposal is needed to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Advisory vote to approve the compensation of our named executive officers (Proposal 4):    The affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the 2014 Annual Meeting of Stockholders and voting affirmatively or negatively on the proposal is needed to approve the compensation of our named executive officers. Proposal 4 is not binding on our board of directors.

How will votes be counted?

Each share of common stock voted at the 2014 Annual Meeting of Stockholders will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either:

•

with respect to Proposal 1, the holder of the shares withholds authority in the proxy card to vote for a particular director nominee or nominees or, with respect to any other proposal, abstains from voting; or

•	the shares constitute “broker non-votes.”

As a result, withheld shares, abstentions and “broker non-votes” will have no effect on the outcome of voting on any of Proposals 1, 2, 3, and 4 at the 2014 Annual Meeting of Stockholders.

Who will count the votes?

Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. A representative of American Stock Transfer & Trust Company will serve as the independent inspector of elections at the 2014 Annual Meeting of Stockholders.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

•	Proposal 1 — FOR electing the two nominees identified in this proxy statement as class I directors;

•	Proposal 2 — FOR approving the amendment and restatement of our 2011 Stock Incentive Plan;

•	Proposal 3 — FOR ratifying the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

•	Proposal 4 — FOR approving the compensation of our named executive officers.

Will any other business be conducted at the 2014 Annual Meeting of Stockholders or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted on at the 2014 Annual Meeting of Stockholders. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the 2014 Annual Meeting of Stockholders has passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal with respect to the shares they have authority to vote.

Where can I find the voting results?

We will report the voting results of the 2014 Annual Meeting of Stockholders in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission, or the SEC, within four business days after the 2014 Annual Meeting of Stockholders.

May I recommend a candidate for Constant Contact’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by sending written notice of the recommendation to our corporate secretary at the address under “How and when may I submit a stockholder proposal for the 2015 annual meeting?” immediately below. The notice must include the same information and comply with the same timing requirements and procedures as required by our bylaws for the nomination of directors by stockholders directly at an annual meeting. You can find more detailed information on our process for selecting board members and our criteria for board nominees under “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS — Director Nomination Process” below and in the corporate governance guidelines available in the “Investor Relations” section of our website, www.constantcontact.com.

How and when may I submit a stockholder proposal or nominate a director for the 2015 Annual Meeting of Stockholders?

If you are interested in submitting a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, for inclusion in our proxy statement for our 2015 Annual Meeting of Stockholders, or the 2015 Annual Meeting, we must receive your stockholder proposal at the address noted below no later than December 15, 2014.

In addition, our bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before our 2015 Annual Meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and received by our corporate secretary at the address noted below by February 19, 2015, but no sooner than January 20, 2015. However, if the 2015 Annual Meeting is held before April 30, 2015 or after July 19, 2015, then we must receive the required notice of the director nomination or other business no earlier than the 120th day prior to the 2015 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2015 Annual Meeting and (2) the 10th day following the date on which notice of the date of the 2015 Annual Meeting was mailed or public disclosure was made, whichever occurs first. Our bylaws specify the information that must be included in any such notice, including the stockholder’s name, address and number of shares of our common stock held by the stockholder and, with respect to the nomination of a director, the nominee’s name, age, address, principal occupation and number of shares of our common stock held by the nominee.

Any proposals, notices or information about proposals or proposed director candidates should be sent to:

Constant Contact, Inc.

1601 Trapelo Road

Waltham, Massachusetts 02451

Attention: Corporate Secretary

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. We are soliciting proxies for the 2014 Annual Meeting of Stockholders by mailing this proxy statement and accompanying materials to our stockholders. We are also soliciting proxies in the following ways:

•	We have retained Alliance Advisors, L.L.C. to solicit proxies on our behalf for a fee of $8,500, plus reimbursement of their reasonable expenses;

•	Our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, email and personal interviews; and

•

We will request brokers, banks, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokers and others for their reasonable expenses in connection with this distribution.

Whom should I contact if I have any questions?

If you have any questions about the 2014 Annual Meeting of Stockholders or your ownership of our common stock, please contact our Investor Relations Department at the address, telephone number or email address identified on the first page of this proxy statement.

What is “householding” and how may I receive a separate copy of the proxy statement or annual report?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our Investor Relations Department at the address, telephone number or email address identified on the first page of this proxy statement. If you want to receive separate copies of our proxy statement or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS

Our Board of Directors

In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three-year terms. As a result, only one class of our board of directors is elected each year. The members of the classes are divided as follows:

•	the class I directors are Thomas Anderson, Jay Herratti and Sharon T. Rowlands, and their term expires at the 2014 Annual Meeting of Stockholders;

•	the class II directors are John Campbell and Daniel T. H. Nye, and their term expires at the 2015 Annual Meeting; and

•	the class III directors are Robert P. Badavas, Gail F. Goodman and William S. Kaiser, and their term expires at the annual meeting of stockholders to be held in 2016.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. At the 2014 Annual Meeting of Stockholders, Thomas Anderson and Jay Herratti, whose terms as class I directors will expire at the 2014 Annual Meeting of Stockholders, will stand for election as class I directors. Sharon T. Rowlands was not nominated for reelection at the 2014 Annual Meeting of Stockholders, when her term as a class I director expires. Our board of directors has voted to reduce the number of directors constituting our full board of directors from eight directors to seven directors, effective as of immediately before the 2014 Annual Meeting of Stockholders, by the elimination of one class I directorship.

Below is information about each member of our board of directors, including the nominees for election as class I directors. This information includes each director’s age as of April 1, 2014 and length of service as one of our directors, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she has served as a director during at least the past five years.

In addition to the information presented below regarding each director’s or nominee’s specific experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as one of our directors, we believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards, business acumen, sound judgment, knowledge of our business and industry and experience in one or more areas relevant to our business and strategy, as well as a commitment to devote the time required to serve us and our board of directors effectively, in some cases for many years.

There are no family relationships among any of our directors, nominees for director and executive officers.

Director Nominees for Terms Expiring in 2014 (Class I Directors)

Thomas Anderson.    Mr. Anderson, age 51, has served as one of our directors since January 2007. Since January 2011, Mr. Anderson has served as the managing director of MassBay Capital LLC, a company that invests in small to mid-size companies. From April 2011 to April 2014, Mr. Anderson served as the Chief Executive Officer and a member of the board of directors of Education Dynamics, LLC, a provider of marketing support services to post-secondary educational institutions. From August 2009 until September 2010, Mr. Anderson served as the President and Chief Executive Officer of Integrity Interactive Corporation, a provider of compliance and risk management solutions, which was acquired by SAI Global Limited. From January 2007 until December 2007, Mr. Anderson was the Senior Vice President, Direct to Consumer Channel, of SLM Corporation, a provider of student loans. From January 2005 until January 2007, Mr. Anderson was the

President, Chief Executive Officer and a member of the board of directors of Upromise, Inc., a provider of financial resources for college-bound individuals, which was acquired by SLM Corporation. From January 2003 until January 2005, he served as Chief Executive Officer of AmeriFee, LLC, a medical finance company owned by Capital One Financial Corporation. From 2001 until 2003, he served as a Senior Vice President of Capital One Financial Corporation, a financial services company. Since December 2012, Mr. Anderson has served on the board of directors of BlueTarp Financial, Inc., a financial services company. Mr. Anderson holds a B.A. from Dartmouth College and an M.S. from the Massachusetts Institute of Technology Sloan School of Management.

The board of directors has concluded that Mr. Anderson should serve as a director because Mr. Anderson’s experience as an executive officer of several companies and a partner at a large consulting firm, where he worked with companies that provide direct-to-market consumer marketing, provide him with insight into the challenges and opportunities that we face.

Jay Herratti.    Mr. Herratti, age 47, was elected to serve as one of our directors in July 2012. Since June 2013, he has served as the principal of Jay Herratti Ventures, an investment and advisory firm to early-stage digital ventures and multi-channel consumer businesses. From September 2004 to May 2012, Mr. Herratti held numerous leadership positions at IAC/InterActiveCorp, a publicly traded internet company, or IAC, including, from April 2007 to May 2012 as Chief Executive Officer of CityGrid Media, an online media company that connects online consumers with local businesses through its owned and operated web and mobile sites and through its ad network; from June 2008 to June 2010 as Chief Executive Officer of Citysearch and concurrently from January 2009 to December 2009 as Chief Executive Officer of Evite; from April 2007 to June 2008 as President of Citysearch; from December 2005 to April 2007 as Senior Vice President, Strategic Planning, for IAC corporate and concurrently from January 2007 to June 2007 as Interim Chief Executive Officer of IAC Advertising Solutions; and from September 2004 to December 2005 as Senior Vice President, Strategy & Business Development, for IAC Electronic Retailing & HSN. Before joining IAC, Mr. Herratti held the position of Senior Vice President of e-Business Strategy and Development at Federated Department Stores. Previously, he held senior positions with The Boston Consulting Group, Inc. and GE Capital, a division of the General Electric Corporation. Since April 2013, Mr. Herratti has served on the board of directors of Nutrisystem, Inc., a publicly traded provider of weight management products and services. From November 2009 to May 2012, Mr. Herratti served on the board of directors of Orange Soda, a private online marketing company for local businesses. Mr. Herratti holds a B.S. from the University of Maryland at College Park and an M.B.A. from INSEAD.

The board of directors has concluded that Mr. Herratti should serve as a director because Mr. Herratti’s extensive experience in ecommerce and online media and advertising, including his recent focus on local advertising, his service as an operating executive and his strategic insights are extremely valuable to our board of directors and our company as a whole.

Directors Whose Terms Expire in 2015 (Class II Directors)

John Campbell.    Mr. Campbell, age 66, has served as one of our directors since March 1999 and is a private investor. From December 2005 until June 2006, he served as interim Chief Operating Officer of DFA Capital Management Inc., a risk management software company. Since January 2013, Mr. Campbell has served as a director of Praendex Incorporated, a private company. Mr. Campbell was a director of WAM Systems from September 1999 to December 2012, DFA Capital Management from December 2005 to December 2010 and SellMyTimeshareNow.com from January 2009 to June 2012, all privately held software companies. Mr. Campbell co-founded Marcam Corporation, a leading developer of enterprise resource planning software, in 1980.

The board of directors has concluded that Mr. Campbell should serve as a director because Mr. Campbell’s experience of over thirty years in the business software industry enables him to provide significant and valuable insight to our board of directors and because of his long-standing knowledge of our business and his extensive involvement with the small business community in Massachusetts and on a national level. As lead independent director, Mr. Campbell takes a very active role in the governance of our company and the operation of the board of directors, both of which are important to our board members.

Daniel T. H. Nye.    Mr. Nye, age 47, has served as one of our directors since March 2009. From March 2010 to March 2014, Mr. Nye served as the President and Chief Executive Officer of Rocket Lawyer Incorporated, a provider of online legal solutions. He continues to serve on the board of directors of Rocket Lawyer, which he joined in December 2009. From February 2007 until January 2009, he served as Chief Executive Officer of LinkedIn Corporation, an online professional networking company. From April 2002 to January 2007, he served as Executive Vice President and General Manager, Investment Management, of Advent Software, Inc., a provider of software solutions to investment management organizations. Previously, Mr. Nye served as an executive with Intuit, Inc., a provider of small business software solutions. Mr. Nye serves on the board of directors of three private companies. Mr. Nye holds a B.A. from Hamilton College and an M.B.A. from the Harvard Business School.

The board of directors has concluded that Mr. Nye should serve as a director because it believes Mr. Nye’s experience as a chief executive officer, his extensive knowledge of the business software industry, particularly his experience addressing the needs of small businesses, and his familiarity with the technology community in Northern California are extremely valuable to our company.

Directors Whose Terms Expire in 2016 (Class III Directors)

Robert P. Badavas.    Mr. Badavas, age 61, has served as one of our directors since May 2007. Since December 2011, Mr. Badavas has served as President and Chief Executive Officer of PlumChoice, Inc., a provider of technology services solutions. He has also served as a director of PlumChoice, Inc. since November 2010. Mr. Badavas also serves as President of Petros Ventures, Inc., a venture management and advisory services firm. Mr. Badavas served as President and Chief Executive Officer of TAC Worldwide, a technical workforce management company, from October 2005 until his retirement in October 2009, and was Executive Vice President and Chief Financial Officer of TAC Worldwide from November 2003 to September 2005. From September 2001 to September 2003, Mr. Badavas served as Senior Partner and Chief Operating Officer of Atlas Venture, a multi-national venture capital firm. Mr. Badavas was Senior Corporate Adviser to the Office of the Chairman of Aether Systems, Inc., a provider of wireless data products and services, from September 2000 to June 2001. Prior to that, he was Chief Executive Officer of Cerulean Technology, Inc., a provider of mobile information systems applications, from December 1995 until Aether Systems, Inc. acquired the company in September 2000. From 1986 to October 1995, Mr. Badavas was Senior Vice President and Chief Financial Officer, among other capacities, of Chipcom Corporation, a provider of computer networking intelligent switching systems. Mr. Badavas is a member of the board of directors and chairman of the audit committee of Hercules Technology Growth Capital, Inc., a publicly traded specialty finance company. Mr. Badavas was previously a member of the board of directors and the chairman of the audit committee of Airvana, Inc., a provider of network infrastructure products that was publicly traded until April 2010, and RSA Security, Inc., a publicly traded provider of business security solutions, from 2000 until its acquisition by EMC Corporation in 2006. Mr. Badavas holds a B.S. from Bentley University, where he currently serves on the university’s board of trustees.

The board of directors has concluded that Mr. Badavas should serve as a director because his extensive business and financial experience, including his current and previous experience as a chief executive officer and chief financial officer, his experience in the business solutions and software industries and his experience as a director and audit committee member of other public companies, provide him with insight that is very valuable to both our board of directors and our audit committee.

Gail F. Goodman.    Ms. Goodman, age 53, has served as our President and Chief Executive Officer since April 1999, as a member of our board of directors since May 1999 and as Chairman of our board of directors since November 1999. Prior to joining us, Ms. Goodman served as Vice President, Commerce Products Group, of Open Market, Inc., a provider of Internet commerce application software, from 1996 until 1998, as Vice President, Marketing, of Progress Software Corporation, a developer and provider of application development tools and database software, from 1994 until 1996, as Director of Product Management of Dun & Bradstreet Software, a provider of enterprise resource planning software, from 1991 until 1994, and as Manager of Bain & Company, a business consulting firm, from 1987 until 1991. She holds a B.A. from the University of Pennsylvania and an M.B.A. from The Tuck School of Business at Dartmouth College.

The board of directors has concluded that Ms. Goodman should serve as a director because her experience as our chief executive officer for over a decade gives Ms. Goodman significant insight into our business, organization and strategic goals and objectives and because of her strong understanding of the needs of our small business customers.

William S. Kaiser.    Mr. Kaiser, age 58, has served as one of our directors since May 2006. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since 1986 and has been one of the general partners of the Greylock Limited Partnerships since 1988. Mr. Kaiser is a member of the board of directors of Red Hat, Inc., a publicly traded open source solutions provider, and several private companies. Mr. Kaiser holds a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the Harvard Business School.

The board of directors has concluded that Mr. Kaiser should serve as a director because Mr. Kaiser’s service throughout his career on the board of directors of over 20 private and public companies, as well as on the audit committee of over 15 private and public companies, provides him with significant strategic, business and financial experience, including insights on emerging companies and technologies, which is significant to our board of directors and our audit committee, and to our company.

Director Whose Term Expires at the 2014 Annual Meeting of Stockholders Not Nominated for Reelection

Sharon T. Rowlands.    Ms. Rowlands, age 55, has served as one of our directors since July 2010. On April 2, 2014, Ms. Rowlands became the President and Chief Executive Officer and a member of the board of directors of ReachLocal, Inc., a publicly traded software company that offers a suite of online marketing solutions for small- to medium-sized businesses. From November 2011 until January 2014, Ms. Rowlands served as the Chief Executive Officer of Altegrity, Inc., a global provider of investigation services and risk consulting. From November 2008 until October 2011, Ms. Rowlands served as the Chief Executive Officer of Penton Media, Inc., a media company that publishes specialized business magazines, produces trade shows and provides a broad range of online media and custom marketing solutions. She served on the board of directors of Penton Media, Inc. from November 2008 until April 2012. From 2000 to 2008, she was President and then Chief Executive Officer and President of Thomson Financial, a provider of information and technology solutions to the financial community and a business unit of The Thomson Corporation. From April 2008 until October 2011, Ms. Rowlands served on the board of directors of Automatic Data Processing, Inc., a publicly traded provider of business outsourcing solutions. Ms. Rowlands holds a B.A. from Newcastle University and a Post Graduate Certificate of Education from the University of London.

Ms. Rowlands was not nominated for reelection at the 2014 Annual Meeting of Stockholders, when her term as a class I director expires.

Director Independence

Under applicable NASDAQ Stock Market Marketplace Rules, a director of Constant Contact will qualify as an “independent director” only if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Anderson, Badavas, Campbell, Herratti, Kaiser and Nye has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules. Our board of directors reached a similar determination with respect to Ms. Rowlands.

Board Leadership Structure

Ms. Goodman has served as the chairman of our board of directors and chief executive officer since 1999. This board leadership structure is commonly utilized by public companies in the United States, and we believe that this leadership structure has been effective for us. Our board of directors, upon the recommendation of our nominating and corporate governance committee, has determined that having the same individual hold both positions is in the best interests of our company and our stockholders and consistent with good corporate governance for the following reasons:

•

our chief executive officer is more familiar with our business and strategy than an independent, non-employee chairman would be and is thus better positioned to focus our board of directors’ agenda on the key issues facing our company;

•

having one person serve as both chief executive officer and chairman of our board of directors demonstrates to our employees, customers and other constituencies that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations, which we believe eliminates the potential for duplication of efforts and inconsistent actions;

•	oversight of our company is the responsibility of our board of directors as a whole, and this responsibility can be properly discharged without an independent chairman; and

•

our board of directors believes that it has lessened any of the potential concerns associated with Ms. Goodman’s dual role by appointing a lead independent director, Mr. Campbell, who takes a very active role in board governance matters. For more information regarding our lead independent director, see “— Lead Independent Director” below.

We recognize that different board leadership structures may be appropriate for companies with different histories or varying equity ownership structures. However, we believe our current leadership structure remains the optimal board leadership structure for us. The board of directors has requested that the nominating and corporate governance committee review this determination on an annual basis.

Lead Independent Director

Mr. Campbell is our lead independent director. Mr. Campbell is an independent director within the meaning of the NASDAQ Stock Market Marketplace Rules.

Mr. Campbell’s duties as lead independent director include the following:

•	chairing meetings of the independent directors in executive session, which generally occur at each regularly scheduled quarterly meeting of the board of directors;

•	acting as a liaison between other members of our board of directors and our chairman and chief executive officer;

•	facilitating discussions among independent directors on key issues outside of board meetings;

•	meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee;

•	assisting our chairman and chief executive officer in preparing the agenda for each board meeting and in determining the need for special meetings of our board of directors;

•	reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board of directors; and

•	consulting with our chairman and chief executive officer on matters relating to corporate governance and board performance.

Risk Oversight

Our audit committee is primarily responsible for overseeing our risk management function. While the audit committee has primary responsibility for overseeing risk management, our entire board of directors is actively involved in overseeing our risk management. For example, our board of directors engages in periodic discussions with such company officers as our board of directors deems necessary, including the chief executive officer, chief financial officer, general counsel and senior vice president, product. In addition, our compensation committee reviews compensation policies and practices as they relate to risk management practices and risk-taking incentives. We believe that the leadership structure of our board of directors also supports effective risk management oversight.

Committees of our Board of Directors

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that is approved annually by our board of directors. Current copies of each committee’s charter are available in the “Investor Relations” section of our website at www.constantcontact.com. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market Marketplace Rules and SEC rules and regulations.

Our board of directors has determined that each of the members of each of the three standing committees of the board of directors is independent as defined under the NASDAQ Stock Market Marketplace Rules. In making this determination, our board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. All members of our audit committee are independent as determined in compliance with the independence requirements contemplated by Rule 10A-3 under the Exchange Act. All members of our compensation committee satisfy the independence requirements specific to members of the compensation committees under the NASDAQ Stock Market Marketplace Rules.

Audit Committee

The current members of our audit committee are Messrs. Anderson, Badavas and Kaiser. Mr. Badavas is the chairman of the audit committee.

Our board of directors has determined that each of the members of our audit committee satisfies the requirements for financial literacy under the current requirements of the NASDAQ Stock Market Marketplace Rules. Our board of directors has also determined that Mr. Badavas is an “audit committee financial expert,” as defined by SEC rules, and satisfies the financial sophistication requirements of the NASDAQ Stock Market Marketplace Rules. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process, our internal controls over financial reporting and the audits of our financial statements and internal controls over financial reporting.

Our audit committee’s responsibilities include:

•	appointing, retaining, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of reports from the firm;

•	overseeing our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	reviewing our policies and procedures for approving and ratifying related person transactions, including our related person transaction policy;

•	overseeing our risk management function;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules.

Our audit committee met five times and acted by written consent once during 2013.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. For more information regarding our audit committee, see “AUDIT-RELATED MATTERS” below.

Compensation Committee

The current members of our compensation committee are Messrs. Campbell and Nye and Ms. Rowlands. Ms. Rowlands is the chairman of the compensation committee.

Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, our chief executive officer’s compensation;

•	evaluating the performance of our executive officers and reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our executive officers;

•	overseeing and administering, and making recommendations to our board of directors with respect to, our cash and equity incentive plans;

•	granting equity awards pursuant to authority delegated by our board of directors;

•	reviewing, and making recommendations to our board of directors with respect to, director compensation;

•	assessing overall compensation policies and practices as they relate to risk management and risk-taking incentives; and

•	preparing the compensation committee report required by SEC rules, which is included below under “EXECUTIVE COMPENSATION — Compensation Committee Report.”

The processes and procedures followed by our compensation committee in considering and determining executive compensation are described under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” below.

Our compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive compensation and has retained Frederic W. Cook & Co., Inc. to serve as its independent compensation consultant. For further information, see “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” below. Additionally, the compensation committee may delegate authority to one or more subcommittees as it deems appropriate.

Our compensation committee met 10 times and acted by written consent four times during 2013.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Messrs. Anderson, Campbell, Herratti and Kaiser. Mr. Campbell is the chairman of the nominating and corporate governance committee.

Our nominating and corporate governance committee’s responsibilities include:

•

recommending to our board of directors the persons to be nominated for election as directors, the persons to fill vacancies on our board of directors and the persons to be appointed to each of the committees of our board of directors;

•	overseeing a periodic review by our board of directors with respect to management succession planning, particularly with respect to the president and chief executive officer;

•	developing and recommending to our board of directors corporate governance principles and guidelines;

•	coordinating educational initiatives for our board of directors; and

•	overseeing annual evaluations of our board of directors and committees.

Our nominating and corporate governance committee met two times during 2013.

The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “— Director Nomination Process.”

Board Meetings

Our board met 11 times during 2013.

Board and Committee Meeting Attendance

During 2013, each incumbent director except Mr. Anderson attended at least 75% of the total number of board meetings and the total number of meetings held by all committees on which he or she then served. Mr. Anderson attended 13 of the 18 aggregate meetings of the board and the committees on which he served, or 72%. Mr. Anderson missed one board meeting because of a family emergency. If not for that family emergency, he would have attended 14 of the 18 board and committee meetings, or 78%.

Director Attendance at Annual Meetings

Our corporate governance guidelines provide that directors are responsible for attending the 2014 Annual Meeting of Stockholders. All of our directors attended our 2013 Annual Meeting of Stockholders.

Director Compensation

Members of our board of directors who are our employees do not receive compensation for their service as directors. The chart below sets forth the cash compensation our non-employee directors receive for service on the board of directors and the committees on which they service. The first column reflects the cash compensation structure in effect during 2013 and the second column reflects the revised cash compensation structure, which was approved by our board of directors in December 2013 and became effective on January 1, 2014.

	Director Compensation — 2013	Director Compensation — Effective January 1, 2014
Annual Retainer — All non-employee directors	$20,000	$35,000
Audit Committee Chairperson	$15,000	$15,000
Audit Committee Member (non-chairperson)	$5,000	$7,500
Compensation Committee Chairperson	$10,000	$15,000
Compensation Committee (non-chairperson)	$3,750	$7,500
Nominating and Corporate Governance Committee Chairperson	$5,000	$5,000
Nominating and Corporate Governance Committee (non-chairperson)	$2,500	$2,500
Lead Independent Director — Annual Retainer	$5,000	$15,000

We pay our non-employee directors quarterly. We also reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending our board and committee meetings. The compensation committee, with the assistance of the independent compensation consultant, reviews director compensation periodically and recommends changes to the board of directors as necessary.

Our 2011 stock incentive plan provides that discretionary awards under our 2011 stock incentive plan to non-employee directors must be approved by a committee, all of the members of which are “independent directors” as defined under applicable NASDAQ Stock Market Marketplace Rules. In addition, pursuant to our 2011 stock incentive plan, each non-employee director received an automatic option grant to purchase 25,000 shares of our common stock upon his or her initial election to our board of directors. Each non-employee director also received an automatic annual option grant to purchase 10,000 shares of our common stock at each annual meeting after which he or she continued to serve as a director, provided each such non-employee director had served on our board of directors for at least six months prior to the annual meeting. All of these options have a seven-year term and vest over a three-year period, with 33.33% of the shares underlying the option vesting on the first anniversary of the date of grant, or in the case of annual option grants, one business day prior to the next annual meeting, if earlier, and an additional 8.33% of the shares underlying the option vesting every three months thereafter, subject to the non-employee director’s continued service as a director. The exercise price of these options equals the fair market value of our common stock on the date of grant. Upon a change of control of our company, these options will vest in full. If the amendment and restatement of our 2011 stock incentive plan is approved at the 2014 Annual Meeting, beginning at the 2014 Annual Meeting, each non-employee director will instead receive an automatic annual grant of restricted stock units with a value of $120,000 at each annual meeting after which he or she continues to serve as a director, provided each such non-employee director had served on our board of directors for at least six months prior to the annual meeting. All of those restricted stock units will vest in full on the first anniversary of the date of grant provided that the individual was serving on our board of directors on such date, and would contain such other terms and conditions as determined by our board of directors. If the amendment and restatement of our 2011 stock incentive plan is approved at the 2014 Annual Meeting, our board of directors will continue to have the discretion to grant options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to each non-employee director upon his or her election to our board of directors, on such terms and conditions as determined by our board of directors, instead of starting with the presumption of an automatic option grant as is currently provided under the 2011 stock incentive plan. If the amendment and restatement of our 2011 stock incentive plan is approved at the 2014 Annual Meeting, the total value of grants to each non-employee director in each calendar year could not exceed an annual value of $500,000.

The following table sets forth information regarding compensation earned by each non-employee director during the year ended December 31, 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Thomas Anderson	$27,500	$63,034	$90,534
Robert P. Badavas	$35,000	$63,034	$98,034
John Campbell	$33,750	$63,034	$96,784
Jay Herratti	$22,500	$63,034	$85,534
William S. Kaiser	$27,500	$63,034	$90,534
Daniel T. H. Nye	$23,750	$63,034	$86,784
Sharon T. Rowlands	$30,000	$63,034	$93,034

(1)	These fees were earned by each director in 2013 and paid during 2013 and in January 2014.

(2)

The amounts shown in this column represent the grant date fair value of stock option awards granted to our directors in 2013, calculated in accordance with applicable accounting guidance for equity awards. For a discussion of our valuation assumptions, see Note 6, Stockholders’ Equity and Stock-Based Awards, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. These amounts do not represent the actual amounts paid to or realized by a director during 2013.

(3)	Pursuant to the non-employee director automatic option grant provisions of our 2011 stock incentive plan in effect in 2013, each then serving non-employee director was granted on May 22, 2013, the date of our annual meeting of stockholders held in 2013, an option to purchase 10,000 shares of common stock, with an exercise price of $14.89 per share. The following table shows the aggregate number of vested and unvested stock options held as of December 31, 2013 by each person who served as a director during the year ended December 31, 2013:

Name	Options (#)
Thomas Anderson	60,000
Robert P. Badavas	99,000
John Campbell	50,000
Jay Herratti	35,000
William S. Kaiser	60,000
Daniel T. H. Nye	65,000
Sharon T. Rowlands	55,000

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our nominating and corporate governance committee, our board of directors and members of our senior management. Our nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates and did so with respect to the candidacy of Mr. Herratti, who was elected to the board of directors in July 2012.

In considering whether to recommend any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics: a reputation for integrity, honesty and adherence to high ethical standards, business acumen, sound judgment, knowledge of our business and industry, experience in one or more areas relevant to our business and strategy and a commitment to devote the time required to serve us and our board of directors effectively. We also value experience on other public company boards of directors and board committees. In addition, our nominating and corporate governance committee believes that at least one member of our board of directors, but not necessarily each member, should have one or more of the following skill sets or specific experience, such that each of these is represented on our board of directors as a whole: experience in our industry or in industries that are similar to the industry in which we operate; executive operating experience; experience as a senior officer of a public company; and qualification as an audit committee financial expert, as defined by applicable SEC rules.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board of directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, our nominating and corporate governance committee also takes into consideration the diversity (with respect to gender, race and national origin) of our directors. Our nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

The director biographies on pages 7 and 8 of this proxy statement indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude he or she should continue to serve as a director of our company. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group, together with our directors whose terms will continue after the 2014 Annual Meeting of Stockholders, possess the skill sets and specific experience desired of our board of directors as a whole.

The nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. Our board of directors believes that it is appropriate for us not to have such a policy in light of our stockholders’ right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of our nominating and corporate governance committee or our board of directors. Stockholders that wish to recommend a director candidate for consideration by the nominating and corporate governance committee must follow the procedures set forth under “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — May I recommend a candidate for Constant Contact’s board of directors?”

At the 2014 Annual Meeting of Stockholders, stockholders will be considering for the first time the election of Mr. Herratti, who was appointed as a new director by our board of directors in July 2012 based on the recommendation of our nominating and corporate governance committee. Mr. Herratti was originally introduced to our nominating and corporate governance committee by Spencer Stuart, an international executive recruiting firm, in connection with their engagement by our nominating and corporate governance committee to help identify and evaluate potential director candidates and our board of directors determined to include him among its nominees.

Ms. Rowlands was not nominated for reelection at the 2014 Annual Meeting of Stockholders, when her term as a class I director expires.

You can find more detailed information on our process for selecting board members and our criteria for board nominees in the corporate governance guidelines available in the “Investor Relations” section of our website at www.constantcontact.com.

Communicating with our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, subject to the advice and assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to: Board of Directors, c/o Corporate Secretary, Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451.

Our Commitment to Corporate Governance

We believe that good corporate governance is important to achieve business success and to ensure that we are managed for the long-term benefit of our stockholders. Our board of directors is committed to high governance standards and continually works to improve them. Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	our board of directors’ principal responsibility is to oversee our management;

•	a majority of the members of our board of directors shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, our board of directors and all committees will conduct a self-evaluation to determine whether they are functioning effectively.

Corporate Governance Materials

We have adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available in the “Investor Relations” section of our website at www.constantcontact.com. Any amendments to the code, or any waivers of its requirements that are required to be disclosed by SEC rules or NASDAQ Stock Market Marketplace Rules, will be disclosed on our website.

Complete copies of our corporate governance guidelines, code of business conduct and ethics and the charters for our audit, compensation and nominating and corporate governance committees are available in the “Investor Relations” section of our website, www.constantcontact.com. Alternatively, you may request a copy of any of these documents free of charge by writing to:

Constant Contact, Inc.

1601 Trapelo Road

Waltham, Massachusetts 02451

Attention: Investor Relations Department

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or served during the year ended December 31, 2013, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. For the fiscal year ended December 31, 2013, the members of the compensation committee were Messrs. Campbell and Nye and Ms. Rowlands. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Stock Ownership Guidelines

Our nominating and corporate governance committee has adopted stock ownership guidelines applicable to our executive officers and non-employee directors. The stock ownership guidelines provide that our executive officers should own company stock with a value at least equal to three times annual base salary for the president and chief executive officer and one time annual base salary for all other executive officers. For purposes of calculating the number of shares held by an executive officer, shares that are owned directly by the person, shares owned jointly by the person and their spouse, shares held in a trust established by the person for the benefit of the person and/or family members and 60% of the value of any unvested restricted stock units that vest based on the passage of time are counted in determining compliance with the ownership guidelines. Unvested and unearned restricted stock units that have performance goals and unexercised stock options do not count in determining compliance with the ownership guidelines. The board of directors and the compensation committee may consider an executive officer’s compliance with the ownership guidelines in connection with compensation decisions, promotion opportunities, and other similar matters, to the extent they determine appropriate in their discretion. In addition, in reviewing compliance with the ownership guidelines, the nominating and corporate governance committee and the compensation committee may consider the length of time that an individual has served as an executive officer. In general, it is expected that executive officers will be in compliance with the ownership guidelines within two years of adoption of the guidelines in March 2013, or within three years of commencement of employment. Each non-employee director must hold a minimum of 5,000 shares of our common stock. For purposes of calculating the number of shares held by a non-employee director, shares that are owned directly and shares over which the person has investment or voting power and shares that may be acquired under vested, in-the-money options are counted. Existing directors had two years from the date of adoption of the guidelines in April 2012 to meet the minimum ownership guidelines. New directors have two years from the date of their election as a director to meet the minimum ownership guidelines. Compliance with our stock ownership guidelines for non-employee directors will be reviewed annually and at the time each director requests clearance to sell shares of our common stock under our insider trading policy. Depending on the circumstances, if an individual is not in compliance with our stock ownership guidelines, permission to sell shares of our common stock may be denied.

All of our executive officers (see “EXECUTIVE OFFICERS” below) are in compliance with the ownership guidelines for executive officers. Gail F. Goodman, our president, chief executive officer and chairman of the board of directors, has a base salary of $475,000. She owns 583,737 shares of common stock valued at more than $14.2 million as of March 31, 2014, far above the minimum ownership requirement. All non-employee directors are in compliance with the ownership guidelines applicable to non-employee directors.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Any related person transaction proposed to be entered into by us must be reported to our general counsel and will be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. If our general counsel determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee following the date that the related person transaction comes to the attention of our general counsel. Our general counsel, however, may present a related person transaction arising in the time period between meetings of the audit committee to the chairman of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by our audit committee in accordance with the standards set forth in this policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and

•

the purpose any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction. and the potential benefits to us of the transaction.

Our audit committee will review all relevant information available to it about the related person transaction. Our audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. Our audit committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

Transactions with Related Persons

Since January 1, 2013, we have not engaged in any transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates and immediate family members of our directors, executive officers and 5% stockholders.

Indemnification

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, we have entered into indemnification agreements with each of our directors and officers and certain key employees that include indemnification provisions that are generally broader in scope than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. For more information regarding these agreements, see “EXECUTIVE COMPENSATION — Limitations on Officers’ and Directors’ Liability and Indemnification Agreements” below.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2013. The audit committee has also reviewed and discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited consolidated financial statements and the matters required by Auditing Standard No. 16, Communication with Audit Committees, or AS No. 16. AS No. 16 requires our independent registered public accounting firm to discuss with the audit committee the following to the extent applicable or relevant, among other things:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The audit committee has also received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed with PricewaterhouseCoopers LLP the matters disclosed in the letter and its independence with respect to us, including a review of audit and non-audit fees and services, and concluded that PricewaterhouseCoopers LLP is independent.

Based on its discussions with management and PricewaterhouseCoopers LLP, and its review of the representations and information referred to above provided by management and PricewaterhouseCoopers LLP, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

By the Audit Committee of the Board of Directors of Constant Contact, Inc.

Robert P. Badavas, Chairman

Thomas Anderson

William S. Kaiser

Auditor Fees and Services

The following table presents the aggregate fees billed (or expected to be billed) by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the years ended December 31, 2013 and December 31, 2012.

Fee Category	2013	2012
Audit Fees(1)	$736,000	$686,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	$59,000	$60,300
All Other Fees(4)	$1,800	$1,800

Total Fees	$796,800	$748,600

(1)	Audit fees consisted of fees for the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our interim financial statements, the review of financial information included in our filings with the SEC, the audit of certain financial statements of companies we acquired to the extent such audits were required by SEC rules and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees, of which there were none in 2013 and 2012, relate to fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Tax fees in 2013 and 2012 related to the preparation of our federal and state tax returns.

(4)	All other fees for 2013 and 2012 consisted of fees related to a subscription for an accounting research tool.

The audit committee of our board of directors believes that the non-audit services described above did not compromise PricewaterhouseCoopers LLP’s independence. The audit committee’s charter, which is available in the “Investor Relations” section of our website, www.constantcontact.com, requires that all proposals to engage PricewaterhouseCoopers LLP for services, and all proposed fees for these services, be submitted to the audit committee for approval before PricewaterhouseCoopers LLP may provide the services. None of the above fees were approved using the “de minimis exception” under SEC rules. From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount, and the audit committee is informed of each service once it has been provided.

EXECUTIVE OFFICERS

Below is information about each of our current executive officers, other than Ms. Goodman, our Chairman, President and Chief Executive Officer, whose information is included above in “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS — Our Board of Directors.” This information includes each officer’s age as of April 1, 2014, his or her position with us, the length of time he or she has held each position and his or her business experience for at least the past five years. Our board of directors elects our officers annually, and officers serve until they resign or the board of directors terminates their position.

Ellen M. Brezniak.    Ms. Brezniak, age 55, has served as Senior Vice President, Customer Operations, since March 2012 and before that as Senior Vice President, Product Strategy, beginning in December 2008. Ms. Brezniak joined us in September 2006 as Vice President, Product Strategy. From September 2004 until September 2006, she served as Senior Vice President of Marketing and Product Management of GetConnected, Inc., a provider of transaction processing platforms for enabling the sale of digital services. From January 2001 until August 2004, Ms. Brezniak served as Vice President of Marketing of OutStart, Inc., an e-learning software company. Prior to 2001, Ms. Brezniak also held leadership positions at Be Free, Inc., Open Market Inc. and Progress Software, Inc. Ms. Brezniak holds a B.S. from Rensselaer Polytechnic Institute.

Harpreet S. Grewal.    Mr. Grewal, age 47, has served as Executive Vice President, Chief Financial Officer and Treasurer since July 2010. Prior to joining us, Mr. Grewal served as Chief Financial Officer of TheLadders.com, Inc., an online job search platform and recruiting company, from September 2009 to June 2010. From October 2006 to October 2008, Mr. Grewal served as Executive Vice President and Chief Financial Officer of VistaPrint Limited, a publicly traded provider of marketing services to small businesses. From August 2002 to September 2006, Mr. Grewal served as Senior Vice President and Chief Financial Officer of GoldenSource Corporation, a global provider of enterprise data management software for financial institutions. From July 1999 to August 2002, Mr. Grewal served as Chief Financial Officer of eGain Communications Corporation, a publicly traded provider of CRM software solutions. From 1996 to 1999, Mr. Grewal served in numerous finance and strategy positions during his tenure at PepsiCo, Inc. and Pepsi-Cola North America Beverages. Mr. Grewal holds a B.A. from the University of California at Berkeley and an M.A. from The Johns Hopkins University School of Advanced International Studies.

Joel A. Hughes.    Mr. Hughes, age 50, has served as Senior Vice President, Strategy and Emerging Businesses, since March 2013 and before that as Senior Vice President, Strategy and Corporate Development, since December 2011. Prior to joining us, Mr. Hughes served as President and Chief Executive Officer of Umber Systems, Inc., a leader in mobile data analytics, from May 2010 to July 2011. From December 2007 to November 2009, Mr. Hughes served as Chief Executive Officer of LiveWire Mobile, Inc., a leading provider of managed personalization services for mobile operators. Mr. Hughes was the founder and Chief Executive Officer of several startup organizations, including Openera Inc. (acquired by NMS Communications Corporation), SnowShore Networks, Inc. (acquired by Brooktrout, Inc.), ViaDSP (acquired by NMS Communications Corporation) and DSP Software Engineering (acquired by Tellabs Operations, Inc.). Mr. Hughes holds a B.S. in Electrical Engineering from the University of Rochester.

Christopher M. Litster.    Mr. Litster, age 44, has served as Senior Vice President, Sales and Marketing, since March 2013, and as Vice President and General Manager, EventSpot, from September 2010 until March 2013. Prior to that, he served as Vice President and General Manager, Web Strategy and Business, from August 2009 to September 2010 and as Senior Director of Conversion Marketing from February 2006 to August 2009. Prior to joining us, from 1999 until 2006, Mr. Litster held a series of marketing and management positions at IBM Corporation and Rational Software Corporation. Mr. Litster holds a B.A. in French from the University of Massachusetts, Amherst and an M.B.A. from Northeastern University.

Robert P. Nault.    Mr. Nault, age 50, has served as Vice President, General Counsel and Secretary since March 2007. From March 2010 to July 2010, Mr. Nault also served as interim Chief Financial Officer. Prior to joining us, Mr. Nault served as Senior Vice President, General Counsel and Secretary of RSA Security Inc., a provider of e-security technology solutions, from November 2005 until November 2006 following its acquisition by EMC Corporation in September 2006. Prior to that, Mr. Nault was Vice President and General Counsel of Med-i-Bank, Inc., a provider of software and services for electronic benefit payments, from October 2004 to July 2005; Legal Consultant and Vice President and General Counsel of ON Technology Corporation, an enterprise software company, from March 2001 to May 2004; and Senior Vice President and General Counsel of The Pioneer Group, Inc., a financial services and alternative investments company, from 1995 to 2000. Before joining Pioneer, Mr. Nault was a member of the corporate department of Hale and Dorr LLP (now Wilmer Cutler Pickering Hale and Dorr LLP). Mr. Nault holds a B.A. from the University of Rhode Island and a J.D. from Boston University School of Law.

Robert D. Nicoson.    Mr. Nicoson, age 63, has served as Vice President and Chief Human Resources Officer since June 2008. Prior to joining us, Mr. Nicoson was a consultant and Vice President at Gather, Inc., a social network provider, from January 2007 to June 2008. Mr. Nicoson was Vice President of Human Resources and Operations of Certalogic, Inc., an enterprise software company, from 2005 to 2007. From 1999 until 2003, Mr. Nicoson was Managing Director and Chief Resources Officer for Scala Business Solutions N.V., a Netherlands-based resource planning software company. Prior to 1999, Mr. Nicoson held senior management positions with The Pioneer Group, Inc., Lotus Development Corp. and Atex, Inc. Mr. Nicoson holds a B.A. from Indiana State University.

Kenneth J. Surdan.    Mr. Surdan, age 50, has served as Senior Vice President, Product, since June 2012. Prior to joining us, Mr. Surdan served as Vice President of Operations at Turbine Inc. from October 2008 until June 2012, where he was responsible for technical operations and infrastructure, customer service, planning and program management and internal operations. Before Turbine Inc., he was Senior Vice President of Technology at TripAdvisor, Inc. from September 2007 to January 2008, and Chief Operating Officer and Chief Technology Officer at SmartBargains.com from 2004 to 2007. He has also held leadership positions at National Leisure Group, Send.com, The Stride Rite Corporation, The Timberland Company and Digital Equipment Corporation. Mr. Surdan holds a B.S. from Boston University and an M.B.A. from Babson College.

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013.

By the Compensation Committee of the Board of Directors of Constant Contact, Inc.

Sharon T. Rowlands, Chairman

John Campbell

Daniel T. H. Nye

Compensation Discussion and Analysis

Executive Summary

Constant Contact is a leading provider of online marketing tools that are designed for small organizations, including small businesses, associations and non-profits. We seek to help our customers succeed by creating and growing their customer and member relationships through our easy-to-use products combined with education, support, KnowHow® and coaching. By enabling sharing, endorsement and engagement across all channels, we believe small organizations will generate new and repeat business. Our suite of online marketing tools, which include Email Marketing, EventSpot®, Social Campaigns™, SaveLocal™, SinglePlatform and Survey, enable our customers to launch and monitor marketing campaigns across multiple channels, including email, social media, events, local deals, online listings and surveys. Managing the complexities of our business is crucial to our continuing success, and our leadership must be capable of supporting such objectives.

Business Performance.    In 2013, our company:

•	grew revenue 13.2% to $285.4 million from $252.2 million;

•	grew adjusted EBITDA 25.7% to $46.0 million from $36.6 million*;

•	generated approximately $24.2 million of free cash flow*;

•	added approximately 195,000 gross unique paying customers and finished the year with approximately 595,000 unique paying customers;

•

Introduced our new contact management functionality and began rolling out this functionality in a phased manner to all of our customers, introduced Digital Coupons, a trackable and customizable digital coupon that when coupled with deals from SaveLocal gives small businesses the ability to offer discount types mapped to their particular goals and objectives from one integrated resource, launched several enhancements to our mobile marketing integration tools, including mobile email list building and location-aware text check-ins, as well as Android and iOS versions of our MyLibrary Plus application, and rolled out our new in-product messaging center;

•	sent out more than 60 billion emails on behalf of our customers;

•

completed a successful stock repurchase program pursuant to which we repurchased 285,900 shares of our common stock at an average price of $18.77 per share for a total cost of $5.4 million, through December 31, 2013; and

*	Adjusted EBITDA and free cash flow are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to our financial measures calculated in accordance with GAAP, please see Annex A. Our management does not consider non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. We urge investors not to rely on any single financial measure to evaluate our business.

•	began aggressively testing pricing and product packages whereby we provide access to multiple products, and in some instances services, for a monthly fee.

Executive Compensation Corporate Governance Framework.    The compensation committee continuously reviews the company’s compensation programs to ensure that they support our compensation philosophy and objectives, and serve the interests of our stockholders.

Our compensation “best practices” include:

•

Emphasis on Long-Term Incentive Awards Linked to Performance or At-Risk.    The compensation committee seeks to provide an appropriate mix of pay elements, including finding a balance among short- versus long-term compensation and cash versus equity. A significant portion of our executives’ long-term incentive awards is linked to our strategic and financial performance, through the grant of time and performance based restricted stock units, or RSUs. We refer to RSUs that have performance goals as Performance-Based RSUs. Performance-Based RSUs only provide value to an award recipient if certain performance goals are met. To align the interests of our executive officers with our stockholders, our compensation committee continued to emphasize performance-based compensation through the 2013 equity grants. As a result, the awards granted in 2013 to all of our executive officers were comprised (based on total estimated grant value) of 60% Performance-Based RSUs (where 35% of the total grant value was based on revenue growth and 25% of the total grant value was based on total stockholder return) and the rest were comprised of time-based RSUs. We refer to Performance-Based RSUs that are based on revenue growth as Revenue RSUs and Performance-Based RSUs that are based on total stockholder return as TSR RSUs.

•

Double Trigger Arrangements.    Pursuant to the terms of all equity awards granted to executive officers since December 2012, the awards will generally accelerate only in the event of a qualifying termination of employment within 12 months following a change in control (a “double trigger”) and we do not provide for tax gross-ups in connection with such acceleration.

•

“Clawback” Policy.    We maintain a clawback policy, such that in the event our company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, we may recover incentive compensation, including both cash and certain performance-based equity awards, paid to a current or former executive officer who received such compensation based on the erroneous financial information.

•

Stock Ownership Requirements.    We maintain stock ownership guidelines that provide that executive officers should own company stock with a value at least equal to three times annual base salary for the president and chief executive officer and one time annual base salary for all other executive officers. The board of directors and the compensation committee may consider an executive officer’s compliance with the ownership guidelines in connection with employment-related decisions (such as compensation decisions and promotion opportunities) to the extent they determine appropriate in their discretion. At December 31, 2013, all executive officers were in compliance with the stock ownership guidelines.

•

Prohibition on Hedging and Pledging Company Securities.    Our insider trading policy prohibits (i) any employees, including our executive officers, (ii) our directors and (iii) our employees’ and directors’ immediate family members from “hedging” ownership of company securities by engaging in short sales or trading in any puts, calls and other derivatives involving company securities. In addition, all executive officers and directors are prohibited from purchasing company securities on margin, borrowing against company securities held in a margin account and pledging company securities as collateral for a loan.

•

Balanced Compensation Program.    The compensation committee believes that the design of the executive compensation program balances fixed and variable compensation elements, provides alignment with our short- and long-term strategic and financial objectives, and encourages stockholder value creation.

•	Other Considerations. Other elements of our overall compensation program that our compensation committee believes reinforce our retention strategies and demonstrate best practices include:

•	our equity compensation plan does not permit repricing of stock options or similar awards without stockholder approval;

•	all of our executives are employed on an at-will basis;

•	we do not offer multi-year guaranteed bonuses;

•	we do not offer a defined benefit pension or supplementary executive retirement plan;

•	we do not have arrangements providing for tax gross-ups; and

•	the compensation committee has retained its own independent compensation consultant.

Pay-For Performance and Realizable Pay.    The compensation committee designed the 2013 executive compensation program so that elements of variable pay (annual incentive awards and RSUs) constitute a significant portion of the target compensation awarded to our executives. The following charts demonstrate that these variable pay elements comprised at least 84% of the targeted annual compensation for the president and chief executive officer and, on average, 78% of the targeted annual compensation for the other named executive officers (as identified below). For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the named executive officer at December 31, 2013.

The compensation committee reviewed total realizable compensation, as applicable, over the past three years for our president and chief executive officer and compared these realizable values to the total compensation values as disclosed below in “EXECUTIVE COMPENSATION — Summary Compensation Table” for the same years. Realizable compensation for each year includes base salary, bonus or non-equity incentive plan compensation, as applicable, as well as other non-equity compensation, all determined on the same basis as reported in the Summary Compensation Table. However, when considering the values of long-term equity incentive awards (such as RSUs and stock options), the Summary Compensation Table reflects the grant date fair value of the awards without consideration of the ultimate value (if any) realized by the executive from these awards. In considering realizable compensation with respect to long-term incentive awards, the value for each award is presented in the year that it was granted but with the value determined using (1) the value of the award at the time of the vesting (as to RSUs) or exercise (in the case of options), (2) the company’s closing stock price on the last trading day of 2013 for RSUs that were outstanding and not vested at that time, and (3) the intrinsic value for unexercised options outstanding as of the end of 2013. The compensation committee believes analyzing realizable pay is important in understanding the relationship between the grant date fair value of the long-term incentive awards and the compensation actually earned (or that may still be earned) based on company performance and changes in stock prices. The table below shows the realizable compensation for our president and chief executive officer, determined as described above, for each of the last three fiscal years, along with her total compensation as presented in the Summary Compensation Table for each of those years. The data demonstrates that realizable compensation determined in this manner is approximately equal to the total compensation amount as reported in the Summary Compensation Table. This data is supplementary and is not a substitute for, and should be read in connection with, the Summary Compensation Table and related compensation disclosures below.

2013 Say-On-Pay Vote.    In its compensation review process, our compensation committee considers whether our executive compensation and benefits program serves the best interests of our stockholders. In that respect, as part of its on-going review of the company’s executive compensation program, the compensation committee considered the approval by over 98% of the votes cast for the “say-on-pay” vote at our annual meeting of stockholders in 2013. The compensation committee values the opinions expressed by stockholders in these votes and discussed the results at a meeting held after the annual meeting. While these votes are advisory and non-binding, the compensation committee and the board of directors are committed to reviewing the voting results and analyzing the reasons for any significant negative sentiment. Given the strong level of support evidenced by the say-on-pay vote in 2013, the compensation committee determined that our stockholders were supportive of our approach to executive compensation. Nevertheless, the compensation committee is committed to strengthening our pay-for-performance philosophy, and will continue to monitor the executive compensation program to ensure it aligns our interests with those of our stockholders, supports “best practices”, and addresses any stockholder concerns that may be expressed in the future.

At the annual meeting of stockholders held in 2011, our stockholders voted in favor of holding the “say-on-pay” vote each year. Based on this, and consistent with the recommendation of the board of directors, our board of directors adopted a policy to hold a “say-on-pay” vote every year. Our board of directors recommends that stockholders vote FOR approval of the compensation of our named executive officers this year. See “PROPOSAL 4 — ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.”

Establishing and Evaluating Executive Compensation

Overview.    This Compensation Discussion and Analysis describes the manner in which executive compensation decisions are made, the elements of our compensation program and the compensation of each of our named executive officers. The information provided in this Compensation Discussion and Analysis should be read together with all of the information presented in the “EXECUTIVE COMPENSATION” section of this proxy statement.

For 2013, the named executive officers consisted of our president and chief executive officer, our chief financial officer, and our three other most highly compensated executive officers serving as executive officers at the end of 2013:

•	Gail F. Goodman, Chairman, President and Chief Executive Officer;

•	Harpreet S. Grewal, Executive Vice President, Chief Financial Officer and Treasurer;

•	Joel A. Hughes, Senior Vice President, Strategy and Emerging Businesses;

•	Christopher M. Litster, Senior Vice President, Sales and Marketing; and

•	Kenneth J. Surdan, Senior Vice President, Product.

Our Executive Compensation Philosophy and Objectives.    Our compensation committee’s primary objectives with respect to executive compensation are to:

•	reward actions and behaviors that build a foundation for the long-term strength and performance of our company while also rewarding the achievement of short-term performance goals;

•	provide competitive compensation to attract, retain and motivate executive talent;

•	foster a collaborative executive team by linking rewards to shared corporate objectives and individual objectives that support our culture and performance objectives; and

•	align the incentives of our executives with the creation of value for our stockholders.

The compensation committee also believes that it is important to review the executive compensation practices of companies that are generally similar in business and size to us to ensure that our executive compensation program is competitive and to assist us in meeting our overall executive compensation objectives.

Elements of 2013 Executive Compensation Program.    The following table lists the material elements of the company’s 2013 executive compensation program. Our incentives are designed to drive overall corporate performance and individual performance, with compensation payouts that may vary from target based on actual performance as measured against pre-established and communicated performance objectives.

Element	Key Characteristics	Why We Pay This Element	How We Determine Amounts Paid
Base Salary	Fixed compensation component payable in cash.	To establish a pay foundation at competitive levels to attract and retain talented executives.	Experience, job scope, responsibilities, market data, and individual performance. Generally evaluated annually for adjustments if deemed appropriate.

Annual Incentive	Variable compensation component payable quarterly or semi-annually in cash based on performance against established performance objectives.	To motivate and reward executives for performance on key objectives over the course of the year.	Based on achievement of both corporate and individual performance goals. Target amounts payable are calculated as a percentage of base salary.

Long-Term Incentive	Variable compensation payable in forms of equity. Our fiscal 2013 grants included 40% time-based RSUs and 60% Performance-Based RSUs.	To retain and motivate executives to build stockholder value over the life of the grants.	Compensation committee considers the estimated grant date value of equity awards using recognized valuation methodologies, the current and projected value of existing awards, comparative share ownership of executives in our peer group and surveys, company performance, individual performance, current equity holdings and their retention value, overall cost of management and recommendations of Ms. Goodman with respect to her executive team members.

Other Benefits	Includes general health and welfare benefits, life and disability insurance, 401(k) plan and company match, employee assistance program, certain paid leave and flexible vacation. We do not provide any defined benefit pension or supplemental pension benefits to our executive officers.	To provide basic benefits generally consistent with those offered to all employees.	All basic benefits are generally consistent with those offered to all employees, with the exception of free garage parking, which is offered to all our executive officers. The annual value of the benefit associated with free garage parking is less than $850 per executive.

Role of the Compensation Committee.    The compensation committee is specifically responsible for establishing compensation and benefits programs for our executive officers, including Ms. Goodman and her executive management team. The compensation committee is comprised solely of independent directors, and its membership currently consists of Sharon T. Rowlands, who serves as chairman, John Campbell and Daniel T. H. Nye. The members are recommended by the nominating and corporate governance committee and selected by the board of directors. For more information regarding the compensation committee, see “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS — Committees of our Board of Directors — Compensation Committee” above.

The compensation committee establishes the overall objectives and philosophy of our executive compensation program, determines the specific components of executive compensation, engages the independent compensation consultant, sets and reviews corporate and business unit performance goals typically based on budgets and operating plans approved by the board of directors and, when applicable, individual performance goals for Ms. Goodman, and approves incentive payouts and equity awards. With regard to Ms. Goodman’s compensation, the compensation committee performs these functions with input from its compensation consultant and the other members of the board of directors, and with regard to the other named executive officers, the compensation committee relies primarily on Ms. Goodman’s recommendations as well as input from its compensation consultant. In all cases, the compensation committee has final responsibility for all executive compensation decisions.

In 2013, the compensation committee held 10 meetings and acted by written consent on four occasions.

Independent Compensation Consultant.    For fiscal 2013, the compensation committee retained Frederic W. Cook & Co., Inc., or the compensation consultant, to provide executive and director compensation consulting services to the compensation committee. The compensation consultant is retained by and reports to the compensation committee and participates in most committee meetings. The compensation consultant informs the committee on market trends, as well as regulatory issues and developments and how they may impact the company’s executive compensation programs. The compensation consultant also:

•	participates in the design of executive compensation programs to help the committee evaluate the linkage between pay and performance;

•	reviews market data and advises the compensation committee on establishing the chief executive officer’s compensation levels;

•	reviews and advises the compensation committee regarding the compensation of the other executive officers;

•	assists the compensation committee in the preparation of this Compensation Discussion and Analysis; and

•	reviews and advises the compensation committee regarding director compensation.

The compensation consultant generally does not provide any other services to the company, except that the compensation committee has retained the compensation consultant to provide advisory services with respect to the amendment and restatement of our 2011 stock incentive plan. The compensation committee has assessed the independence of the compensation consultant pursuant to the NASDAQ Stock Market Marketplace Rules and the compensation committee concluded that the compensation consultant’s work for the compensation committee did not raise any conflict of interest.

Executive Compensation; Market Data.    We conduct our business in a competitive labor environment, particularly in the geographic areas in which we operate. As such, the compensation committee believes that it is important to review the executive compensation practices of companies that are similar in business and size to us to ensure that our executive compensation program is competitive and to assist us in meeting our overall executive compensation objectives. The compensation committee further believes that the comparative framework should be reviewed on an annual basis and revised as necessary to reflect the changing nature of our business and the executive compensation environment.

The compensation committee worked with the compensation consultant in order to review the company’s executive compensation programs to ensure that the design and levels of each compensation element were consistent with our compensation philosophy and objectives (as described above), appropriate to support our strategic performance objectives and reasonable when compared to market pay practices and our peer companies (as described below).

In establishing executive compensation levels for both 2013 and 2014, the compensation committee received a competitive benchmarking analysis from the compensation consultant. The compensation consultant developed two comparative data sources for analytical purposes, a public company peer group and compensation data from a published executive compensation survey. We refer to the peer group used for 2013 as the 2013 Peer Group and the peer group used for 2014 as the 2014 Peer Group. All of the companies in both the 2013 Peer Group and the 2014 Peer Group were within a range of one-third to three times our revenue and market capitalization at the time of their initial selection. Based on the recommendation of the compensation consultant, the only difference between the 2013 Peer Group and the 2014 Peer Group was that the 2014 Peer Group did not include ExactTarget, Inc. because it was acquired in 2013. After considering the compensation consultant’s analysis, the compensation committee established the following 2013 Peer Group and 2014 Peer Group:

Blucora, Inc.	Medidata Solutions, Inc.	OpenTable, Inc.
comScore, Inc.	NIC Inc.	Perficient, Inc.
Dealertrack Technologies, Inc.	J2 Global, Inc.	RealNetworks, Inc.
Digital River, Inc.	Limelight Networks, Inc.	Synchronoss Technologies, Inc.
Ebix, Inc.	LivePerson, Inc.	Vocus, Inc.
Internap Network Services Corporation	LogMein, Inc.	Web.com Group, Inc.
ExactTarget, Inc. (2013 Peer Group only)

Our positioning with respect to the 2014 Peer Group expressed in terms of revenue, operating income, number of employees and market capitalization, is reflected in the table below:

Most Recently Available Four Quarters ($M)				Employees		Market Capitalization as of 12/31/13 ($M)
Revenue		Operating Income
Blucora	$574	J2 Global	$162	Dealertrack	2,000	Medidata Solutions	$3,238
J2 Global	$506	Ebix	$75	Ebix	1,903	J2 Global	$2,327

Web.com	$492	Blucora	$75	Constant Contact	1,900	Dealertrack	$2,114
Dealertrack	$482	NIC	$58	Perficient	1,677	Opentable	$1,847
Digital River	$390	Opentable	$46	Realnetworks	1,484	Web.com	$1,620
Perficient	$359	Synchronoss Tech	$36	Digital River	1,473	NIC	$1,616
Synchronoss Tech	$349	Perficient	$32	Vocus	1,340	Synchronoss Tech	$1,259
comScore	$287	Medidata Solutions	$25	Web.com	1,273	Blucora	$1,201

Constant Contact	$285	Dealertrack	$22	comScore	1,180	comScore	$1,021

Internap Network	$283	Web.com	$12	Synchronoss Tech	991	Constant Contact	$953

Medidata Solutions	$277	Constant Contact	$9	NIC	796	LogMeIn	$815
NIC	$249	Digital River	$3	LogMeIn	748	LivePerson	$802
Ebix	$208	comScore	$2	Internap Network	700	Perficient	$774
Realnetworks	$206	LogMeIn	($0)	Opentable	625	Digital River	$618
Opentable	$190	Internap Network	($2)	Medidata Solutions	575	Ebix	$564
Vocus	$187	LivePerson	($4)	LivePerson	511	Internap Network	$404
LivePerson	$178	Vocus	($17)	J2 Global	500	Realnetworks	$270
Limelight Networks	$173	Limelight Networks	($39)	Limelight Networks	482	Vocus	$241
LogMeIn	$166	Realnetworks	($50)	Blucora	225	Limelight Networks	$193

75th Percentile	$382		$44		1,440		$1,619
Median	$280		$17		894		$918
25th Percentile	$194		($1)		587		$577

The 2013 and 2014 Executive Compensation Programs

Overview.    As discussed above, our executive compensation program consists of the following principle elements: base salary, annual incentive compensation and long-term incentive compensation. Each of our named executive officers may also receive certain perquisites that the compensation committee believes to be competitive and reasonable. In addition, our named executive officers are eligible for benefits under our standard executive severance arrangements, health and welfare programs and retirement savings plan. Each of the executive compensation program elements is described in detail below.

For 2013, the compensation committee considered market pay practices when setting executive compensation, but did not target the specific compensation elements or total compensation against the market data. Instead, the committee utilized market data to assess the overall competitiveness and reasonableness of our executive compensation program. Market pay practices are based on peer group proxy data and compensation survey data. The factors that influence the amount of compensation awarded include a variety of factors such as market competition for a particular position, an individual’s experience and performance, compensation history, role and responsibilities and tenure.

2013 Base Salaries.    In establishing the 2013 base salaries for our named executive officers, our compensation committee reviewed a number of factors, including each person’s position and functional role, seniority, job performance and overall level of responsibility and the benchmarking and other data provided by the compensation consultant. Ms. Goodman and Messrs. Grewal and Surdan did not receive an increase in base salary for 2013. Initially, Mr. Hughes’ base salary was not increased for 2013. Effective April 1, 2013, however, Mr. Hughes’ base salary was increased to $270,000 from $260,000, or approximately 3.8%. The increase reflected the fact that Mr. Hughes was asked to assume additional responsibility for our EventSpot and SinglePlatform products. Mr. Litster’s 2013 base salary was initially set at $250,000, which represented an increase of $20,000, or 8.7%, over his base salary in 2012. In approving the salary increase, the compensation committee considered Mr. Litster’s strong job performance and his increasingly important role on the executive team. In March 2013, Mr. Litster was promoted to his current position as senior vice president, sales and marketing. Commensurate with this significant additional responsibility, his base salary was increased to $275,000 effective April 1, 2013. Mr. Surdan joined our company in June 2012 so his salary was not revised for 2013.

The table below sets forth the 2013 base salary and percentage increase over the 2012 base salary for each of our named executive officers, as determined by the compensation committee:

Name	2013 Base Salary	% Increase Over 2012 Base Salary
Gail F. Goodman	$450,000	0%
Harpreet S. Grewal	$325,000	0%
Joel A. Hughes	$270,000	3.8%
Christopher M. Litster	$275,000	19.6%
Kenneth J. Surdan	$300,000	0%

2014 Base Salaries.    In establishing base salaries for our named executive officers for 2014, similar to 2013, our compensation committee reviewed a number of factors, including each person’s position and functional role, seniority, job performance and overall level of responsibility and the benchmarking data and other information provided by the compensation consultant. The compensation committee determined to adjust the base salary of each named executive officer as detailed below. In making these changes, the compensation committee specifically noted the following:

•

Ms. Goodman had an exceptionally strong year in 2013. She continued to grow a world-class organization driven by our commitment to small businesses and organizations. In particular, Ms. Goodman drove strong execution on all key business metrics, established a multi-year business and product strategy that is designed to accelerate growth in future years and built strength and depth in organizational leadership.

•

Mr. Grewal had an exceptionally strong year in 2013. In particular, he assumed overall responsibility of our analytics team and helped drive advanced analytics deep into the culture of our company, he took a lead role in ensuring that there is a culture of performance and accountability throughout the organization, he helped frame an investor relations strategy designed to regain credibility and drive improved valuation and he has established a high performing team.

•

Mr. Hughes had a strong year in 2013 as he significantly expanded his areas of responsibility. Most importantly, in April, he assumed operational responsibility for our SinglePlatform product, a role in which he had significant success. In addition, Mr. Hughes reformed our business development function and took a leading role in advancing our strategic thinking on new revenue drivers.

•

Mr. Litster had a very strong year in 2013. Most importantly, he successfully assumed leadership of our sales and marketing organization in April. In addition, Mr. Litster delivered on revenue targets as he led his organization through the leadership transition, made critical hires and continued to develop the leaders already in place and played a key role in developing our “services” strategy. Overall, he has a deep understanding of our business and he is a true cultural leader.

•

Mr. Surdan had a very strong year in 2013, which represented his first full year running our product organization. Overall, he continued to move the organization dramatically in improving user experience, innovation, speed to market and overall culture. In particular, Mr. Surdan assumed a key leadership role in our integrated product strategy, developed a compelling multi-year strategic vision for our products, successfully nurtured and expanded our innovation program and recruited and inspired key senior leaders in the product organization.

The table below sets forth the 2014 base salary and percentage increase over 2013 base salary for each of our named executive officers, as determined by the compensation committee:

Name	2014 Base Salary	% Increase Over 2013 Base Salary
Gail F. Goodman	$475,000	5.6%
Harpreet S. Grewal	$340,000	4.6%
Joel A. Hughes	$280,000	3.7%
Christopher M. Litster	$295,000	7.3%
Kenneth J. Surdan	$310,000	3.3%

Annual Incentive Compensation; Overview.    For each of 2013 and 2014, the compensation committee established a cash incentive bonus plan for our executives, which provided for quarterly or semi-annual cash incentive bonus payments. The cash incentive bonuses are intended to compensate our executives for the achievement of both corporate and/or business unit targets and/or individual performance goals, or MBOs. The corporate and business unit targets are generally designed to conform to financial, operating or other metrics contained in the budget developed by our management and reviewed and approved by our board of directors. In some cases, the targets are based on operating plans and “stretch targets” developed by our management. The target amounts payable under the cash incentive bonus plan are calculated as a percentage of the applicable executive’s base salary.

The compensation committee approves the corporate and business unit targets, the weighting of various goals for each executive and the formula for determining potential bonus amounts based on achievement of those goals. The compensation committee works with the chief executive officer, the chief financial officer and the chief human resources officer to identify corporate and business unit targets based on board budgets and, in some cases, management operating plans. MBOs are tied to the particular area of expertise of the executive and his or her performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. Ms. Goodman sets the MBOs for each executive at the beginning of the applicable measurement period. In establishing MBOs for each member of her executive team, Ms. Goodman, in consultation with the executive and in some cases, the compensation committee, typically identifies areas that she believes require focus and are strategic or important to our company as a whole. The corporate and business unit targets and MBOs are designed to be difficult to fully achieve and we generally do not expect that all of the targets and objectives will be fully achieved in all periods.

2013 Cash Incentive Compensation.    In December 2012, the compensation committee adopted the 2013 executive cash incentive bonus plan, or the 2013 Bonus Plan, for our executive officers, including our named executive officers. The table below sets forth the target bonus percentage under the 2013 Bonus Plan, as a percentage of 2013 annual base salary, for each of our named executive officers.

Name	Annual Target Bonus Percentage
Gail F. Goodman	100%
Harpreet S. Grewal	67%
Joel A. Hughes(1)	50%
Christopher M. Litster(2)	60%
Kenneth J. Surdan	45%

(1)	Mr. Hughes’ annual target bonus percentage was originally set at 40% but was reset at 50% effective April 1, 2013 to reflect the additional responsibility he assumed for our EventSpot and SinglePlatform products.

(2)	Mr. Litster’s annual target bonus percentage was originally set at 40% but was reset at 60% effective April 1, 2013 to reflect his promotion to senior vice president, sales and marketing.

Under the 2013 Bonus Plan, our executive officers were eligible to receive cash incentive bonus payments based on the achievement of:

(i)	quarterly corporate financial targets, including quarterly revenue growth, or QRG, and quarterly net income adjusted for depreciation and amortization, stock-based compensation, contingent consideration adjustments, income taxes, interest and other income as a percentage of revenue, or Adjusted EBITDA Margin;

(ii)	semi-annual MBOs; and

(iii)	in the case of our business unit leaders, financial and operating targets related to the executive officer’s operational area of responsibility.

The compensation committee determined which of the foregoing performance metrics apply to each executive officer and the portion (if any) of such executive officer’s target cash incentive bonus that is allocated to each performance metric. The QRG and Adjusted EBITDA Margin targets and the business unit financial and operating targets for 2013 were established by our board of directors as part of the 2013 budgeting process and approved by the compensation committee. Our compensation committee continued to believe that the QRG metric and the Adjusted EBITDA Margin metric were appropriately designed to drive revenue growth and to ensure that we meet our operating expense targets while incenting executives to work collectively to reinvest excess operating profit into our business.

Under the 2013 Bonus Plan, the applicable metrics and the weighting of those metrics for each named executive officer are set forth below:

	2013 Bonus Metrics (Annual Percentage Allocation)
	QRG	Adjusted EBITDA Margin	MBOs
Gail F. Goodman	50%	15%	35%
Harpreet S. Grewal	50%	15%	35%
Joel A. Hughes	50%	15%	35%
Christopher M. Litster(1)	50%	15%	35%
Kenneth J. Surdan	50%	15%	35%

(1)	In the first quarter of 2013, Mr. Litster had 25% of his bonus attributable to QRG and 25% of his bonus attributable to the QRG of the EventSpot business unit, or EventSpot QRG. The portion of the bonus attributable to EventSpot QRG was eliminated effective April 1, 2013 when Mr. Litster was promoted to senior vice president, sales and marketing.

Bonus payments in 2013 related to the quarterly QRG metric and quarterly EventSpot QRG were based on the levels of achievement, as a percentage of the quarterly target, as described below. Bonus payments for achievement between the levels described in the table below were to be made on a pro rata basis.

Achievement	Less than 80%	80%	85%	90%	95%	100%	105%	110%	115%	120%	125%	130%	135%	140% and Greater
Payout Percentage	0%	50%	63%	75%	88%	100%	125%	150%	175%	200%	225%	250%	275%	300%

Bonus payments in 2013 related to the quarterly Adjusted EBITDA Margin metric were based on the levels of achievement, as a percentage of the quarterly target, as described in the table below. Bonus payments for achievement between the levels described in the table below were to be made on a pro rata basis.

Achievement	< Target Adjusted EBITDA – 1% Point	Target Adjusted EBITDA – 1% Point	Target Adjusted EBITDA %	Target Adjusted EBITDA + 1% Point	> Target Adjusted EBITDA + 1% Point
Payout Percentage	0%	95%	100%	105%	105%

The 2013 Bonus plan was substantially similar to the incentive compensation plan for executive officers in effect in 2012, except that the compensation committee determined (i) to eliminate customer satisfaction as a bonus metric for all executive officers given the concern about the effectiveness of the metric from a compensation perspective, (ii) to increase the portion of the bonus attributable to QRG for all executive officers except Ms. Goodman to sharpen focus on revenue growth, (iii) to establish a business unit QRG objective for executive officers who manage a business unit, (iv) to increase the portion of the bonus attributable to MBOs and measure and pay them semi-annually and (v) to establish semi-annual MBOs for Ms. Goodman and one other former executive officer.

The following table shows the QRG, Adjusted EBITDA Margin and EventSpot QRG (Q1 2013 only) targets established by the compensation committee under the 2013 Bonus Plan and our actual results:

Performance Metric	Q1 2013		Q2 2013		Q3 2013		Q4 2013
	Target	Achievement	Target	Achievement	Target	Achievement	Target	Achievement
QRG (in millions)	$2.035	$1.907	$2.481	$2.003	$1.843	$1.830	$2.979	$2.892
Adjusted EBITDA Margin*	6.6%	10.1%	12.7%	13.8%	18.6%	20.4%	19.8%	19.8%
EventSpot QRG	$17,040	$10,573	N/A	N/A	N/A	N/A	N/A	N/A

*	Adjusted EBITDA Margin is a Non-GAAP financial measure. For a reconciliation of this Non-GAAP financial measures to the financial measure calculated in accordance with GAAP, please see Annex A.

Ms. Goodman’s semi-annual MBO in 2013 related to company-wide gross customer additions. Mr. Grewal’s semi-annual MBOs in 2013 included the quantified revenue impact from analytic driven insights, 2013 annual revenue and 2013 adjusted EBITDA Margin. Mr. Hughes’ semi-annual MBOs in 2013 included customer additions from our EventSpot and SinglePlatform products and revenue from our SinglePlatform product. Mr. Litster’s semi-annual MBOs in 2013 included EventSpot customer additions and gross customer additions from all of our products except SinglePlatform. Mr. Surdan’s semi-annual MBOs in 2013 included successful product feature rollouts and targeted customer conversion rates.

The table below provides for each named executive officer the incentive target and actual achievement for each performance metric under the 2013 Bonus Plan.

	2013 INCENTIVES-TARGET				2013 INCENTIVES-ACTUAL
Performance Metric	QRG	Adjusted EBITDA Margin	MBOs(4)	TOTAL	QRG	Adjusted EBITDA Margin	MBOs(4)	TOTAL
Ms. Goodman
Q1 2013	$56,250	$16,875	N/A	$73,125	$48,038	$17,719	N/A	$65,757
Q2 2013	$56,250	$16,875	$78,750	$151,875	$29,138	$17,634	$88,988	$135,760
Q3 2013	$56,250	$16,875	N/A	$73,125	$54,900	$17,719	N/A	$72,619
Q4 2013	$56,250	$16,875	$78,750	$151,875	$52,200	$16,875	$84,263	$153,338
Total 2013	$225,000	$67,500	$157,500	$450,000	$184,276	$69,947	$173,251	$427,474

Mr. Grewal
Q1 2013	$27,219	$8,166	N/A	$35,385	$23,245	$8,574	N/A	$31,819
Q2 2013	$27,219	$8,166	$38,106	$73,491	$14,099	$8,533	$57,159	$79,791
Q3 2013	$27,219	$8,166	N/A	$35,385	$26,566	$8,574	N/A	$35,140
Q4 2013	$27,219	$8,166	$38,106	$73,491	$25,259	$8,166	$41,155	$74,580
Total 2013	$108,876	$32,664	$76,212	$217,752	$89,169	$33,847	$98,314	$221,330

Mr. Hughes(1)
Q1 2013	$13,000	$3,900	N/A	$16,900	$11,102	$4,095	N/A	$15,197
Q2 2013	$16,875	$5,063	$23,625	$45,563	$8,741	$5,291	$10,749	$24,781
Q3 2013	$16,875	$5,063	N/A	$21,938	$16,470	$5,316	N/A	$21,786
Q4 2013	$16,875	$5,063	$23,625	$45,563	$15,660	$5,063	$35,438	$56,161
Total 2013	$63,625	$19,089	$47,250	$129,964	$51,973	$19,765	$46,187	$117,925

Mr. Litster(2)
Q1 2013(3)	$12,500	$3,750	N/A	$16,250	$5,338	$3,938	N/A	$9,276
Q2 2013	$20,625	$6,188	$28,875	$55,688	$10,684	$6,466	$33,206	$50,356
Q3 2013	$20,625	$6,188	N/A	$26,813	$20,130	$6,497	N/A	$26,627
Q4 2013	$20,625	$6,188	$28,875	$55,688	$19,140	$6,188	$30,608	$55,936
Total 2013	$74,375	$22,314	$57,750	$154,439	$55,292	$23,089	$63,814	$142,195

Mr. Surdan
Q1 2013	$16,875	$5,063	N/A	$21,938	$14,411	$5,316	N/A	$19,727
Q2 2013	$16,875	$5,063	$23,625	$45,563	$8,741	$5,291	$20,672	$34,704
Q3 2013	$16,875	$5,063	N/A	$21,938	$16,470	$5,316	N/A	$21,786
Q4 2013	$16,875	$5,063	$23,625	$45,563	$15,660	$5,063	$29,531	$50,254
Total 2013	$67,500	$20,252	$47,250	$135,002	$55,282	$20,986	$50,203	$126,471

(1)	Mr. Hughes assumed additional responsibility in March 2013. As a result, effective April 1, 2013, his annual base salary increased from $260,000 to $270,000 and his target bonus potential under the 2013 Bonus Plan was increased from 40% of his base salary to 50% of his base salary.

(2)	Mr. Litster assumed additional responsibility and was promoted in March 2013. As a result, effective April 1, 2013, his annual base salary increased from $250,000 to $275,000 and his target bonus potential under the 2013 Bonus Plan was increased from 40% of his base salary to 60% of his base salary.

(3)	Mr. Litster’s QRG bonus in Q1 2013 was based on QRG (50%) and EventSpot QRG (50%).

(4)	Payments based on MBOs are made semi-annually.

The table below provides information regarding 2013 aggregate incentive payments under the 2013 Bonus Plan for our named executive officers.

Name	2013 Target Cash Incentive Bonus	2013 Actual Cash Incentive Bonus	2013 Actual Cash Incentive Bonus as a Percentage of 2013 Target Cash Incentive Bonus	2013 Actual Cash Incentive Bonus as a Percentage of 2013 Base Salary
Gail F. Goodman	$450,000	$427,474	95%	95%
Harpreet S. Grewal	$217,752	$221,330	102%	68%
Joel A. Hughes(1)	$129,964	$117,925	91%	44%
Christopher M. Litster(2)	$154,439	$142,195	92%	53%
Kenneth J. Surdan	$135,002	$126,471	94%	42%

(1)	Mr. Hughes assumed additional responsibility in March 2013. As a result, effective April 1, 2013, his annual base salary increased from $260,000 to $270,000 and his target bonus potential under the 2013 Bonus Plan was increased from 40% of his base salary to 50% of his base salary. The last column is calculated using his blended base salary.

(2)	Mr. Litster assumed additional responsibility and was promoted in March 2013. As a result, effective April 1, 2013, his annual base salary increased from $250,000 to $275,000 and his target bonus potential under the 2013 Bonus Plan was increased from 40% of his base salary to 60% of his base salary. The last column is calculated using his blended base salary.

In reviewing these results, the compensation committee noted that on average our named executive officers received incentive bonus compensation in 2013 either at or relatively close to target cash incentive. The compensation committee believed that these incentive payments were justified by the company’s performance and the performance of the individual named executive officers, particularly performance related to MBOs.

2014 Cash Incentive Compensation.    In December 2013, the compensation committee adopted the 2014 executive cash incentive bonus plan, or the 2014 Bonus Plan, for our executive officers, including our named executive officers. The table below sets forth the target bonus percentage under the 2014 Bonus Plan, as a percentage of 2014 annual base salary, for each of our named executive officers. The target percentage for each named executive officer, except Ms. Goodman, was increased to reflect the importance of the role, to create differentiation among executive team members, to reward individual performance and to reflect the compensation committee’s continued commitment to the belief that a substantial portion of an executive officer’s total compensation should be performance-based, or at-risk.

Name	Annual Target Bonus Percentage
Gail F. Goodman	100%
Harpreet S. Grewal	75%
Joel A. Hughes	65%
Christopher M. Litster	70%
Kenneth J. Surdan	60%

The 2014 Bonus Plan is substantially similar to the 2013 Bonus Plan except that we:

•

Adjusted the minimum threshold for the QRG payouts, established QRQ targets that while still based on the board-approved budget are more realistically achievable and reduced the maximum potential payouts based on QRG to balance the impact of modifying the minimum thresholds and establishing realistically achievable targets;

•	Increased the upside for the Adjusted EBITDA Margin metric payout from 105% to 115% to highlight the renewed focus on profitability growth by rewarding exceptional performance at a higher level; and

•	Eliminated the MBO component from Ms. Goodman’s variable incentive compensation to drive focus on the key corporate objectives of accelerating revenue growth and expanding profitability.

Bonus payments in 2014 related to the quarterly QRG metric are based on the levels of achievement, as a percentage of the quarterly target, as described below. Bonus payments for achievement between the levels described in the table below will be made on a pro rata basis.

Achievement	Less than 65%	65%	69%	73%	76%	Baseline 80%	85%	90%	95%	Budget 100%	118%	135%	153%	170% and Greater
Payout Percentage	0%	50%	63%	75%	88%	100%	106%	113%	119%	125%	156%	188%	219%	250%

Bonus payments in 2014 related to the quarterly Adjusted EBITDA Margin metric are based on the levels of achievement, as a percentage of the quarterly target, as described in the table below. Bonus payments for achievement between the levels described in the table below will be made on a pro rata basis.

Achievement	< Target Adjusted EBITDA – 1% Point	Target Adjusted EBITDA – 1% Point	Target Adjusted EBITDA %	Target Adjusted EBITDA + 1% Point	> Target Adjusted EBITDA + 1% Point
Payout Percentage	0%	95%	100%	115%	115%

Under the 2014 Bonus Plan, the applicable metrics and the weighting of those metrics for each named executive officer are set forth below:

	2014 Bonus Metrics (Annual Percentage Allocation)
	QRG	Adjusted EBITDA Margin	MBOs
Gail F. Goodman	75%	25%	N/A
Harpreet S. Grewal	50%	15%	35%
Joel A. Hughes	50%	15%	35%
Christopher M. Litster	50%	15%	35%
Kenneth J. Surdan	50%	15%	35%

2013 Long-Term Incentive Compensation; Overview.    Our equity award program is the primary vehicle for offering long-term incentives to our executives. Our employees, including our executives, are eligible to receive equity awards at the discretion of our compensation committee. We believe these awards provide our executives with a strong link to our long-term performance, create an ownership culture, help to align the interests of our executives and our stockholders and provide a critical retention feature.

In making equity grant decisions, the compensation committee considers a number of factors, including executive equity grants as a percentage of our issued and outstanding shares of common stock, executive equity grant values as a percentage of our market capitalization, overall cost of executive management, equity granted to our named executive officers as a percentage of total equity granted and annual equity burn rates. In 2013, the compensation committee made a few modifications to the long-term incentive equity grant program for our executive officers, as follows:

•

Made a minor change to the weighting of the awards such that Performance-Based RSUs comprised 60% of the annual grants (based on estimated target values), made up of 35% Revenue RSUs (compared to 40% Revenue RSUs in 2012) and 25% TSR RSUs. Fiscal 2012 was the first year we utilized Performance-Based RSUs for executive officers, and as such, the compensation committee is still in the process of assessing the right mix of award types. The compensation committee believes that at 60%, the program still maintains a significant emphasis on performance-based equity awards.

•	Moved back to RSUs that vest over a period of time, or Time-Based RSUs, for the remaining 40% of the annual grants (compared to 35% stock options in 2012). The time-based RSUs have a four-year vesting schedule, which is the same vesting schedule as the stock options granted in 2012. The compensation committee moved to RSUs since RSUs utilize our authorized stock plan reserve more efficiently (fewer shares need to be granted when issuing RSUs instead of options, which also results in less dilution to stockholders). In addition, RSUs provide increased retention because they are less dependent on stock price appreciation while still ensuring the majority of long-term awards are at-risk.

•

Changed the performance metric for the Revenue RSUs to a compound annual growth rate, or CAGR, for the 2014-2016 performance period (compared to a quarterly revenue run rate metric in 2012). The compensation committee believes the CAGR metric represents an easier way to communicate revenue targets and goals to recipients. In addition, the compensation committee believes the CAGR metric is reflective of more stable growth, is less impacted by one-time events and is better aligned with our long-term growth initiatives.

The annual grants to our named executive officers were made in December 2013. As a result of the changes described above, the 2013 grants consisted of a mix, based on the estimated target value of the awards, of:

•	35% Performance-Based RSUs that are Revenue RSUs;

•	25% Performance-Based RSUs that are TSR RSUs; and

•	40% Time-Based RSUs that vest over a four-year period.

2013 Revenue RSUs.    As described above, the compensation committee changed the performance metric for the revenue RSUs from a revenue run rate calculation to a CAGR calculation in 2013. The actual revenue CAGR targets were designed to be realistically achievable and established in a manner consistent with our goal of accelerating revenue growth in future years. The Revenue RSUs are based on our three-year revenue CAGR (2014 – 2016) and vest as follows:

•	if the revenue CAGR achieved during the three-year measurement period equals or exceeds 15%, the Revenue RSUs shall vest with respect to 125% of the target shares;

•	if the revenue CAGR achieved during the three-year measurement period equals or exceeds 10% but is less than 15%, the Revenue RSUs shall vest with respect to 100% of the target shares;

•	if the revenue CAGR achieved during the three-year measurement period equals or exceeds 7.5% but is less than 10%, the Revenue RSUs shall vest with respect to 75% of the target shares;

•	if the revenue CAGR achieved during the three-year measurement period equals or exceeds 5% but is less than 7.5%, the Revenue RSUs shall vest with respect to 50% of the target shares; and

•	if the revenue CAGR achieved during the three-year measurement period is less than the 5%, the Revenue RSUs will be cancelled without any vesting.

2013 TSR RSUs.    The structure of the 2013 TSR RSUs remains unchanged from the prior year. The compensation committee continues to believe that relative total stockholder return is an appropriate metric as it aligns the interests of our executive team with those of our stockholders and provides an appropriate basis for comparison (i.e., companies that are similar to us). The TSR RSUs are based on our three-year relative total stockholder return versus the 2014 Peer Group, and vest as follows:

•

if the total stockholder return achieved during the three year measurement period equals or exceeds the 75th percentile of the total stockholder return of the 2014 Peer Group, the TSR RSUs shall vest with respect to 125% of the target shares;

•

if the total stockholder return achieved equals or exceeds the 50th percentile and is less than the 75th percentile of the total stockholder return of the 2014 Peer Group, the TSR RSUs shall vest with respect to 100% of the target shares;

•

if the total stockholder return achieved equals or exceeds the 25th percentile and is less than the 50th percentile of the total stockholder return of the 2014 Peer Group, the TSR RSUs shall vest with respect to 50% of the target shares; and

•	if the total stockholder return achieved is less than the 25th percentile of the total stockholder return of the 2014 Peer Group, the TSR RSUs will be cancelled without any vesting.

The 2013 Time-Based RSUs were awarded to further align executive interests with those of our stockholders, and also to serve as a long-term retention tool. The 2013 Time-Based RSUs vest 25% on the one-year anniversary of the grant date, and then quarterly thereafter over the following three years, such that they will be fully vested (subject to continued employment) on the fourth anniversary of the grant date.

The number of shares of company common stock underlying our annual grants, and the target grant value of such awards, to our named executive officers in December 2013 were as follows:

Name	2013 Performance- Based RSUs (grant value at target)	2013 Performance- Based RSUs (# of shares at target)	2013 Time-Based RSUs (grant value at target)	2013 Time Based RSUs (# of shares)
Gail F. Goodman	$1,200,000	40,602	$800,000	30,716
Harpreet S. Grewal	$600,000	20,300	$400,000	15,358
Joel A. Hughes	$480,000	16,241	$320,000	12,286
Christopher M. Litster	$540,000	18,270	$360,000	13,822
Kenneth J. Surdan	$570,000	19,285	$380,000	14,590

Additional Equity Grants to Named Executive Officers in 2013.    As discussed above, Mr. Hughes and Mr. Litster each assumed significantly additional responsibility during 2013 and Mr. Litster was promoted to senior vice president, sales and marketing. In connection with these events, the compensation committee determined to grant to each executive officer additional equity as described below to further incent them to drive long-term stockholder value and to serve as a retention incentive.

Mr. Hughes

•

6,000 stock options, which have a seven-year term and an exercise price of $13.75 per share, which was the last sale, or closing, price of our common stock on the NASDAQ Global Select Market on March 4, 2013, the date of grant, and will vest as to 25% of such award on the first anniversary of the date of grant and in equal quarterly installments over the succeeding three years, subject to Mr. Hughes’ continued employment; and

•

3,000 Time-Based RSUs, which will vest as to 25% of such award on the first anniversary of the date of grant and in equal quarterly installments over the succeeding three years, subject to Mr. Hughes’ continued employment.

Mr. Litster

•

10,000 stock options, which have a seven-year term and an exercise price of $13.75 per share, which was the last sale, or closing, price of our common stock on the NASDAQ Global Select Market on March 4, 2013, the date of grant, and will vest as to 25% of such award on the first anniversary of the date of grant and in equal quarterly installments over the succeeding three years, subject to Mr. Litster’s continued employment; and

•

5,000 Time-Based RSUs, which will vest as to 25% of such award on the first anniversary of the date of grant and in equal quarterly installments over the succeeding three years, subject to Mr. Litster’s continued employment.

Severance and Change in Control Benefits

We believe that severance protections can play a valuable role in attracting and retaining key executive officers. In addition, severance protections in a change in control context help ensure leadership continuity and appropriate behaviors during a time of transition, including a sustained focus on the best interests of stockholders and the company. Accordingly, we provide severance protections for all of our executive officers, pursuant to our standard executive severance agreement. Under these agreements, if an executive’s employment with the company is terminated by us without “cause” or by the executive for “good reason,” subject to the executive executing a release of claims, the executive is entitled to any accrued obligations, 12 months’ base salary and continuation of health coverage under COBRA for the 12-month period.

In addition to the severance benefits described above, all of our annual grants to our executive officers since December 2012 contain a “double trigger” vesting provision, pursuant to which the outstanding awards will vest in the event of a qualifying termination of employment within 12 months following a change of control.

For more detail regarding these benefits, please refer to “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change of Control” below.

Other Benefits and Perquisites

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, a 401(k) plan, including a company contribution match component, an employee assistance program, maternity and paternity leave plans, paid vacations or flexible vacation for exempt employees, and standard company holidays. Our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees, except that we pay for garage parking for our executive officers.

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of our stock throughout their tenures with the company, we maintain stock ownership guidelines for our executives. The stock ownership guidelines provide that executive officers should own company stock with a value at least equal to three times annual base salary for the president and chief executive officer and one time annual base salary for all other executive officers.

Currently, all of our executive officers, including all of our named executive officers, are in compliance with the ownership guidelines for executive officers. For more information regarding our stock ownership guidelines, see “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS — Stock Ownership Guidelines” above.

Clawback Policy

We maintain a clawback policy providing that in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, we will use reasonable efforts to recover from any current or former executive officer who, based on the erroneous data, received incentive-based compensation (including Revenue RSUs) during the three year period preceding the date on which we are required to prepare an accounting restatement, the excess of what would have been paid to such person under the accounting restatement.

Anti-Hedging and Pledging Policy

Our insider trading policy prohibits any employees, including our executive officers, and directors from “hedging” ownership of company securities by engaging in short sales or trading in any puts, calls and other derivatives involving company securities. In addition, all executive officers and directors are prohibited from purchasing company securities on margin, borrowing against company securities held in a margin account and pledging company securities as collateral for a loan.

Tax Implications of Executive Compensation Program

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1 million paid to our chief executive officer and certain other executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Risk Assessment

We believe that risks arising from our compensation policies and practices for our employees, including our executive officers, are not reasonably likely to have a material adverse effect on us. In addition, the compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The compensation committee extensively reviewed the elements of our compensation program to determine whether any portion of executive and other employee compensation encouraged excessive risk taking and concluded:

•	we link pay and performance, and a significant portion of executive pay is not guaranteed;

•	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•

cash incentive awards provide balanced objectives and are capped by the compensation committee to discourage excessive risk taking and all final bonus payments are reviewed and approved by the compensation committee;

•

long-term equity incentive awards discourage excessive risk taking, which we believe encourages our executives to consider the long-term interests of our company and reduces the likelihood that executives will take excessive short-term risks;

•	we have reasonable change of control provisions;

•	our compensation committee benefits from the use of an independent compensation consultant; and

•	we provide modest and reasonable perquisites.

Furthermore, as described above, in most cases compensation decisions include certain subjective considerations, which restrain the influence of purely formulaic factors that could contribute to excessive risk taking.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers during or for the year ended December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Gail F. Goodman	2013	$450,000	—	$1,830,311	—	$427,474	$12,144	$2,719,929
President and Chief Executive Officer	2012	$450,000	—	$196,087	$280,744	$300,797	$11,030	$1,238,658
	2011	$400,000	—	—	$2,802,500	$152,071	$10,880	$3,365,451

Harpreet S. Grewal	2013	$325,000	—	$915,130	—	$221,330	$11,514	$1,472,974
Executive Vice President, Chief Financial Officer and Treasurer	2012	$325,000	—	$173,011	$247,715	$150,235	$10,886	$906,847
	2011	$300,000	$20,000	$539,075	$392,350	$114,736	$10,880	$1,377,041

Joel A. Hughes(1)	2013	$267,500	—	$773,369	$36,004	$117,925	$11,432	$1,206,230
Senior Vice President, Strategy and Emerging Businesses	2012	$260,000	—	$451,768	$617,297	$72,014	$10,886	$1,411,965

Christopher M. Litster(2)	2013	$268,750	—	$892,362	$60,007	$142,195	$11,303	$1,374,617
Senior Vice President, Sales and Marketing	2012	$223,808	—	$103,806	$148,629	$67,281	$10,796	$554,320
	2011	$200,000	—	$161,720	$510,055	$32,982	$10,343	$915,100

Kenneth J. Surdan(3)	2013	$300,000	—	$869,371	—	$126,471	$11,730	$1,307,572
Senior Vice President, Product	2012	$160,000	$25,000	$219,875	$818,715	$50,624	$6,380	$1,280,594

(1)	Mr. Hughes commenced his employment with us and became our senior vice president, strategy and corporate development, in December 2011. He became our senior vice president, strategy and emerging businesses, in March 2013. Effective April 1, 2013, his annual base salary increased from $260,000 to $270,000 and his target bonus potential under the 2013 Bonus Plan was increased from 40% of his base salary to 50% of his base salary.

(2)	Mr. Litster was promoted to our senior vice president, sales and marketing, in March 2013. Previously, he was our vice president, and general manager, eventspot. Effective April 1, 2013, his annual base salary increased from $250,000 to $275,000 and his target bonus potential under the 2013 Bonus Plan was increased from 40% of his base salary to 60% of his base salary.

(3)	Mr. Surdan commenced his employment with us and became our senior vice president, product, in June 2012.

(4)	The amounts shown in this column represent a discretionary cash bonus awarded to Mr. Grewal for performance in 2011 and a signing bonus awarded to Mr. Surdan upon the commencement of his employment with us in June 2012 in accordance with the terms of his offer letter.

(5)

The amounts shown in this column represent the grant date fair value of RSU awards granted to our named executive officers in 2011, 2012 and 2013, calculated in accordance with applicable accounting guidance for equity awards (Financial Accounting Standards Board, Accounting Standards Codification 718, or FASB ASC 718). The RSUs awarded to Mr. Grewal and Mr. Litster in 2011 consisted solely of Time-Based RSUs. The RSUs awarded to Ms. Goodman, Mr. Grewal and Mr. Litster in 2012 consisted solely of Performance-Based RSUs, including Revenue RSUs and TSR RSUs. In 2012, the grant date fair value of the Revenue RSUs included in this column for Ms. Goodman, Mr. Grewal and Mr. Litster is $0 because we determined based on applicable accounting guidance that satisfaction of the performance conditions was not probable. The grant date fair value of the Revenue RSUs granted to Ms. Goodman, Mr. Grewal and Mr. Litster in 2012, assuming all performance conditions are satisfied, would be $330,653, $291,750 and $175,053, respectively. In 2012, the RSUs awarded to each of Messrs. Hughes and Surdan consisted of Time-Based RSUs and Performance-Based RSUs, including Revenue RSUs and TSR RSUs. The grant date fair value of the Revenue RSUs included in this column for Messrs. Hughes and Surdan is $0 because we determined based on applicable accounting guidance that satisfaction of the performance conditions was not probable. The grant date fair value of the Revenue RSUs granted to Messrs. Hughes and Surdan in 2012, assuming all performance conditions are satisfied, would be $155,601 and $155,601, respectively. The RSUs awarded to each of our named executive officers in 2013 consisted of Time-Based and Performance-Based RSUs, including Revenue RSUs and TSR RSUs. For a discussion of our valuation assumptions, see Note 6, Stockholders’ Equity and Stock-Based Awards, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. These amounts do not represent the actual amounts paid to or realized by the named executive officer during 2011, 2012 or 2013. The individual awards reflected in the summary compensation table for 2013 are further described below in the table “2013 Grants of Plan-Based Awards.”

(6)	The amounts shown in this column represent the grant date fair value of stock option awards granted to our named executive officers in 2011, 2012 and 2013, calculated in accordance with applicable accounting guidance for equity awards (FASB ASC 718). For 2011, the options awarded to Ms. Goodman and Mr. Grewal consisted of both options that vest over time, or Time-Based Options, and options with a performance-based vesting condition, or Performance-Based Options. The grant date fair value of the Performance-Based Options included in this column is $0 because we determined based on applicable accounting guidance that satisfaction of the performance conditions was not probable. The maximum value of the Performance-Based Options, assuming satisfaction of all performance conditions, would have been $285,000 for each of Ms. Goodman and Mr. Grewal. The Performance-Based Options granted in 2011 expired in their entirety effective as of December 31, 2011 as a result of the performance targets not being achieved. All stock option awards granted to Mr. Litster in 2011, to our named executive officers in 2012 and to Messrs. Hughes and Litster in 2013 were Time-Based Options. For a discussion of our valuation assumptions, see Note 6, Stockholders’ Equity and Stock-Based Awards, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. These amounts do not represent the actual amounts paid to or realized by the named executive officer during 2011, 2012 or 2013. The individual awards reflected in the summary compensation table for 2013 are further described below in the table “2013 Grants of Plan-Based Awards.”

(7)	For 2013, the amounts shown were paid during 2013 and in early 2014 to each of the named executive officers for the achievement in 2013 of specified performance objectives under the 2013 Bonus Plan. For more information on payments under our 2013 Bonus Plan, see “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — The 2013 and 2014 Executive Compensation Programs — 2013 Cash Incentive Compensation.” For 2012, the amounts shown were paid during 2012 and in early 2013 to each of the named executive officers for the achievement in 2012 of specified performance objectives under the 2012 Executive Cash Incentive Bonus Plan. For 2011, the amounts shown were paid during 2011 to Ms. Goodman, Mr. Grewal and Mr. Litster for the achievement in 2011 of specified performance objectives under the 2011 Executive Cash Incentive Bonus Plan.

(8)	For Ms. Goodman, amounts shown reflect life insurance premiums and parking costs paid by us in each of 2011, 2012 and 2013 and matching contributions under our 401(k) plan of $9,800 in each of 2011 and 2012 and $10,200 in 2013. For Mr. Grewal, amounts shown reflect life insurance premiums and parking costs paid by us in 2011, 2012 and 2013 and matching contributions under our 401(k) plan of $9,800 in each of 2011 and 2012 and $10,200 in 2013. For Mr. Hughes, amounts shown reflect life insurance premiums and parking costs paid by us in each of 2012 and 2013 and matching contributions under our 401(k) plan of $9,800 in 2012 and $10,200 in 2013. For Mr. Litster, amounts shown reflect life insurance premiums and parking costs paid by us in 2011, 2012 and 2013 and matching contributions under our 401(k) plan of $9,800 in each of 2011 and 2012 and $10,200 in 2013. For Mr. Surdan, amounts shown reflect and life insurance premiums and parking costs paid by us in each of 2012 and 2013 and matching contributions under our 401(k) plan of $5,825 in 2012 and 10,200 in 2013.

2013 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2013.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/share)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Grant Date	Threshold ($)	Target ($)(1)		Maximum ($)(1)		Threshold (#)		Target (#)		Maximum (#)
Gail F. Goodman	—	—	$450,000		$982,125		—		—		—		—	—	—	—
	12/3/13	—	—		—		13,438	(8)	26,877	(8)	33,596	(8)	—	—	—	$695,308
	12/3/13	—	—		—		6,862	(9)	13,725	(9)	17,156	(9)	—	—	—	$340,380
	12/3/13	—	—		—		—		—		—		30,716	—	—	$794,623
Harpreet S. Grewal	—	—	$217,752		$475,243		—		—		—		—	—	—	—
	12/3/13	—	—		—		6,719	(8)	13,438	(8)	16,798	(8)	—	—	—	$347,641
	12/3/13	—	—		—		3,431	(9)	6,862	(9)	8,578	(9)	—	—	—	$170,178
	12/3/13	—	—		—		—		—		—		15,358	—	—	$397,311
Joel A. Hughes	—	—	$129,964	(6)	$281,804	(6)	—		—		—		—	—	—	—
	3/4/13	—	—		—		—		—		—		—	6,000	$13.75	$36,004
	3/4/13	—	—		—		—		—		—		3,000	—	—	$41,250
	12/3/13	—	—		—		5,375	(8)	10,751	(8)	13,438	(8)	—	—	—	$278,128
	12/3/13	—	—		—		2,745	(9)	5,490	(9)	6,862	(9)	—	—	—	$136,152
	12/3/13	—	—		—		—		—		—		12,286	—	—	$317,839
Christopher M. Litster	—	—	$154,439	(7)	$333,180	(7)	—		—		—		—	—	—	—
	3/4/13	—	—		—		—		—		—		—	10,000	$13.75	$60,007
	3/4/13	—	—		—		—		—		—		5,000	—	—	$68,750
	12/3/13	—	—		—		6,047	(8)	12,094	(8)	15,118	(8)	—	—	—	$312,872
	12/3/13	—	—		—		3,088	(9)	6,176	(9)	7,720	(9)	—	—	—	$153,165
	12/3/13	—	—		—		—		—		—		13,822	—	—	$357,575
Kenneth J. Surdan	—	—	$135,000		$294,638		—		—		—		—	—	—	—
	12/3/13	—	—		—		6,383	(8)	12,766	(8)	15,958	(8)	—	—	—	$330,256
	12/3/13	—	—		—		3,259	(9)	6,519	(9)	8,149	(9)	—	—	—	$161,672
	12/3/13	—	—		—		—		—		—		14,590	—	—	$377,443

(1)	Our 2013 Bonus Plan was approved by the compensation committee in December 2012. The actual amounts paid to our named executive officers are reflected in the Summary Compensation Table above. For a description of the performance criteria under the 2013 Bonus Plan, see “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — The 2013 and 2014 Executive Compensation Programs — 2013 Cash Incentive Compensation.”

(2)	Consists of Time-Based RSUs. For all of the named executive officers, 25% of the Time-Based RSUs vest on the first anniversary of the date of grant and the remaining 75% of the shares underlying the Time-Based RSUs vest in equal quarterly installments over the succeeding three years, subject to the continued employment of the named executive officer. Prior to vesting, holders of these Time-Based RSUs are not entitled to dividends or dividend equivalents with respect to the shares of common stock underlying these Time-Based RSUs.

(3)	Consists of Time-Based Options. Twenty-five percent of these Time-Based Options vest on the first anniversary of the grant date and the remaining 75% of the shares underlying these Time-Based Options vest in equal quarterly installments over the succeeding three years, subject to the continued employment of the named executive officer.

(4)	Reflects the fair market value of one share of our common stock on the date of grant. For option grants to the named executive officers in 2013, the compensation committee determined that the fair market value of our common stock on the date of grant was equal to the last sale, or closing, price of our common stock on the NASDAQ Global Select Market on the date of grant.

(5)	Represents the grant date fair value of stock option or RSU awards granted to our named executive officers in 2013, calculated in accordance with applicable accounting guidance for equity awards (FASB ASC 718). For a discussion of our valuation assumptions, see Note 6, Stockholders’ Equity and Stock-Based Awards, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. These amounts do not represent the actual amounts paid to or realized by the named executive officer during 2013.

(6)	Mr. Hughes assumed additional responsibility in March 2013. As a result, effective April 1, 2013, his annual base salary increased from $260,000 to $270,000 and his target bonus potential under the 2013 Bonus Plan was increased from 40% of his base salary to 50% of his base salary.

(7)	Mr. Litster assumed additional responsibility and was promoted in March 2013. As a result, effective April 1, 2013, his annual base salary increased from $250,000 to $275,000 and his target bonus potential under the 2013 Bonus Plan was increased from 40% of his base salary to 60% of his base salary.

(8)	Represents Revenue RSUs as described in “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — 2013 Long-Term Incentive Compensation; Overview” above.

(9)	Represents TSR RSUs as described in “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — 2013 Long-Term Incentive Compensation; Overview” above.

2013 Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at December 31, 2013.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)(6)
Gail F. Goodman	2/10/2005	9,572	—	$0.06	2/10/2015	—	—	—		—
	2/9/2006	13,000	—	$1.09	2/9/2016	—	—	—		—
	12/7/2006	117,000	—	$3.05	12/7/2016	—	—	—		—
	12/6/2007	65,000	—	$22.27	12/6/2017	—	—	—		—
	12/4/2008	175,000	—	$13.68	12/4/2018	—	—	—		—
	12/1/2009	150,000	—	$17.96	12/1/2019	—	—	—		—
	12/3/2010	108,000	36,000	$27.12	12/3/2020	—	—	—		—
	12/6/2011	125,000	125,000	$24.88	12/6/2018	—	—	—		—
	12/4/2012	12,283	36,847	$13.09	12/4/2019	—	—	—		—
	12/3/2010	—	—	—	—	3,000	$93,210	—		—
	12/4/2012	—	—	—	—	—	—	25,260	(7)	$784,828
	12/4/2012	—	—	—	—	—	—	15,788	(8)	$490,533
	12/3/2013	—	—	—	—	30,716	$954,346	—		—
	12/3/2013	—	—	—	—	—	—	13,725	(8)	$426,436
	12/3/2013	—	—	—	—	—	—	26,877	(7)	$835,068
Harpreet S. Grewal	9/1/2010	17,500	7,500	$18.22	9/1/2020	—	—	—		—
	12/3/2010	22,500	7,500	$27.12	12/3/2020	—	—	—		—
	12/6/2011	17,500	17,500	$24.88	12/6/2018	—	—	—		—
	12/4/2012	10,838	32,512	$13.09	12/4/2019	—	—	—		—
	09/1/2010	—	—	—	—	11,250	$373,013	—		—
	09/1/2010	—	—	—	—	—	—	20,000	(9)	$0(9)
	12/6/2011	—	—	—	—	10,833	$230,913	—		—
	12/4/2012	—	—	—	—	—	—	22,288	(7)	$316,712
	12/4/2012	—	—	—	—	—	—	13,930	(8)	$197,945
	12/3/2013	—	—	—	—	15,358	$477,173	—		—
	12/3/2013	—	—	—	—	—	—	6,862	(8)	$213,202
	12/3/2013	—	—	—	—	—	—	13,438	(7)	$417,519

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)(6)

Joel A. Hughes(1)	3/6/2012	18,750	18,750	$28.76	3/6/2019	—	—	—		—
	12/4/2012	—	17,340	$13.09	12/4/2019	—	—	—		—
	3/4/2013	—	6,000	$13.75	3/4/2020	—	—	—		—
	3/6/2012	—	—	—	—	6,250	$194,188	—		—
	12/4/2012	—	—	—	—	—	—	11,887	(7)	$369,329
	12/4/2012	—	—	—	—	—	—	7,429	(8)	$230,819
	3/4/2013	—	—	—	—	3,000	$93,210	—		—
	12/3/2013	—	—	—	—	12,286	$381,726	—		—
	12/3/2013	—	—	—	—	—	—	5,490	(8)	$170,574
	12/3/2013	—	—	—	—	—	—	10,751	(7)	$334,034

Christopher M. Litster	6/5/2007	203		$6.89	6/5/2017	—	—	—		—
	3/3/2008	3,800		$18.79	3/3/2018	—	—	—		—
	9/3/2008	2,000	—	$17.71	9/3/2018	—	—	—		—
	3/3/2009	1,500	—	$13.00	3/3/2019	—	—	—		—
	3/1/2010	5,250	750	$19.02	3/1/2020	—	—	—		—
	9/1/2010	6,500	1,500	$18.22	9/1/2020	—	—	—		—
	12/3/2010	48,750	16,250	$27.12	12/3/2020	—	—	—		—
	12/6/2011	22,750	22,750	$24.88	12/6/2018	—	—	—		—
	12/4/2012	6,503	19,507	$13.09	12/4/2019	—	—	—		—
	3/4/2013	—	10,000	$13.75	3/4/2020	—	—	—		—
	12/3/2010	—	—	—	—	2,917	$90,631	—		—
	12/6/2011	—	—	—	—	3,250	$100,978	—		—
	12/4/2012	—	—	—	—			13,373	(7)	$415,499
	12/4/2012	—	—	—	—			8,358	(8)	$259,683
	3/4/2013	—	—	—	—	5,000	$155,350	—		—
	12/3/2013	—	—	—	—	13,822	$429,450	—		—
	12/3/2013	—	—	—	—	—	—	6,176	(8)	$191,888
	12/3/2013	—	—	—	—	—	—	12,094	(7)	$375,761
Kenneth J. Surdan(2)	6/20/2012	30,000	50,000	$19.14	6/20/2019	—	—	—		—
	12/4/2012	5,780	17,340	$13.09	12/4/2019	—	—	—		—
	6/20/2012	—	—	—	—	4,167	$129,469	—		—
	12/4/2012	—	—	—	—	—	—	11,887	(7)	$369,329
	12/4/2012	—	—	—	—	—	—	7,429	(8)	$230,819
	12/3/2013	—	—	—	—	14,590	$453,311.30
	12/3/2013	—	—	—	—	—	—	6,519	(8)	$202,545
	12/3/2013	—	—	—	—	—	—	12,766	(7)	$396,640

(1)	Mr. Hughes commenced his employment with us and became our senior vice president, strategy and corporate development, in December 2011. He became our senior vice president, strategy and emerging businesses, in March 2013.

(2)	Mr. Surdan commenced his employment with us and became our senior vice president, product, in June 2012.

(3)

Consists of Time-Based Options. Twenty-five percent of the shares underlying these Time-Based Options vest on the first anniversary of the grant date (or hire date in the case of options granted at the time the executive commenced employment) and the remaining 75% of the shares underlying these Time-Based Options vest in equal quarterly installments over the succeeding three years, subject to the continued employment of the named executive officer.

(4)	Consists of Time-Based RSUs. In the case of the RSUs awarded to Messrs. Hughes and Surdan in 2012, 25% of the RSUs vest on the first anniversary of the date the executive commenced employment and the remaining 75% of the shares underlying the RSUs vest in equal quarterly installments over the succeeding three years, subject to the continued employment of the named executive officer. With respect to all of the other Time-Based RSUs, 25% of the RSUs vest on the first anniversary of the grant date and the remaining 75% of the shares underlying the RSUs vest in equal quarterly installments over the succeeding three years, subject to the continued employment of the named executive officer. Prior to vesting, holders of these Time-Based RSUs are not entitled to dividends or dividend equivalents with respect to the shares of common stock underlying these Time-Based RSUs.

(5)	Amount shown is based on the market value per share of our common stock of $31.07, which was the last sale, or closing, price of our common stock on the NASDAQ Global Market on December 31, 2013.

(6)	The Revenue RSUs and TSR RSUs were issued in December 2012 and December 2013 and are based on performance over a three-year period. As such, there has been no meaningful historic performance. As a result, for purposes of determining the payout value of these awards, the payout assumes the issuance of the target shares.

(7)	Consists solely of Revenue RSUs.

(8)	Consists solely of TSR RSUs.

(9)	Consists of Performance-Based RSUs. These Performance-Based RSUs will vest in their entirety upon our achievement of a specified annualized revenue run rate target, provided that such target is achieved by December 31, 2014, subject to Mr. Grewal’s continued employment. At December 31, 2013, we determined, based on applicable accounting guidance, that satisfaction of the performance condition was not probable. As a result, these Performance-Based RSUs are valued at $0 in this table.

2013 Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and stock acquired upon vesting by our named executive officers during the year ended December 31, 2013.

	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Gail F. Goodman	30,000	$863,901	3,000	$55,673
Harpreet S. Grewal	—	$—	20,417	$357,123
Joel A. Hughes	5,780	$79,434	3,125	$60,223
Christopher M. Litster	5,500	$80,651	4,541	$85,567
Kenneth J. Surdan	—	$—	2,500	$49,655

(1)	The value realized has been calculated by multiplying the number of shares acquired upon exercise by the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Reflects Time-Based RSUs that vested during the year ended December 31, 2013.

(3)	Based on the fair market value of the shares on the date of vesting.

Employment and Other Agreements

We have entered into offer letters with each of our named executive officers that provide for at-will employment of the executive. These offer letters typically specify the named executive officer’s initial base salary and target bonus, the amount and terms of his or her initial equity incentive awards and the terms of his or her severance, if any, and benefits upon a change of control, if any. As a condition to their employment, each named executive officer also enters into a non-competition, non-disclosure and non-solicitation agreement, pursuant to which each named executive officer has agreed not to compete with us or to solicit our employees during his or her employment and for a period of one year after his or her employment ends, to protect our confidential and proprietary information and to assign to us all intellectual property conceived of or developed during the term of his or her employment.

We have entered into executive severance agreements with all of our executive officers, including the named executive officers. These agreements provide, in general, that in the event the executive’s employment with us is terminated by us without “cause” or by the executive for “good reason”, the executive will be entitled to a severance benefit equal to 12 months’ base salary plus health insurance benefits during such 12-month period. As defined in the executive severance agreements:

•

“cause” means (a) the executive’s willful misconduct, (b) the executive’s material failure to perform the executive’s reasonably assigned duties and responsibilities to us, (c) any breach by the executive of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between us and the executive or any of our written policies or procedures, including, but not limited to, our code of business conduct and ethics and our written policies and procedures regarding sexual harassment, computer access and insider trading, or (d) the executive’s conviction of, or plea of guilty or nolo contendere to, any felony or, with respect to the executive’s employment, any misdemeanor that is materially injurious to us; and

•

“good reason” means (a) a material diminution in the executive’s authority, duties or responsibilities, as in effect as of the effective date of the applicable executive severance agreement; (b) a material diminution in the executive’s base salary as in effect on the effective date of the applicable executive severance agreement or as the same was or may be increased thereafter from time to time except to the extent that such reduction affects all of our executive officers to a comparable extent; (c) a material change by us in the geographic location at which the executive performs the executive’s principal duties for us; or (d) any action or inaction by us that constitutes a material breach of the applicable executive severance agreement.

Mr. Grewal’s executive severance agreement provides that no act or failure to act by Mr. Grewal will be considered willful unless it is done, or omitted to be done, in bad faith or without a reasonable belief by Mr. Grewal that Mr. Grewal’s actions or omissions were in our best interests.

Potential Payments Upon Termination or Change of Control

In addition to the severance benefits described above, the agreements governing the Time-Based Options, Time-Based RSUs and the Revenue RSUs granted in December 2012 and December 2013 include a “double trigger” vesting provision, which provides that, if the named executive officer’s employment is terminated without cause, or if the named executive officer leaves for good reason, within 12 months after a change of control, any remaining outstanding and unvested portion of the award shall become vested in full (in the case of Time-Based Options) or vest in full as to the “target shares” (in the case of Revenue RSUs). The TSR RSUs granted in December 2012 and December 2013 do not include a similar acceleration provision. Instead, in the event of a change in control our total stockholder return is measured against the relative total stockholder return of the relevant peer group as of the date of the change in control and the award vests in the same manner set forth in the agreement. In the future, the compensation committee intends to use “double trigger” vesting for all new equity awards granted to executive officers.

The agreements governing all equity incentive awards granted prior to December 2012 provide that, in the event of a change of control, 50% of the then outstanding and unvested portion of such awards shall become vested. In addition, under these agreements, if the named executive officer’s employment is terminated without cause within 12 months after the change of control, any remaining outstanding and unvested portion of the award shall become vested.

For these purposes, “change of control” generally means the consummation of the following: (a) the sale, transfer or other disposition of substantially all of our assets to a third party entity, (b) a merger or consolidation of our company with a third party entity, or (c) a transfer of more than 50% of the outstanding voting equity of our company to a third party entity (other than in a financing transaction involving the additional issuance of our securities). “Cause” and “good reason” generally have the meaning attributed to them in the agreements described above under “EXECUTIVE COMPENSATION — Employment and Other Agreements” above.

The table below shows the benefits potentially payable to each of our named executive officers if his or her employment was terminated by us without cause or by the executive for good reason, if there was a change of control of our company, and if he or she was terminated upon a change of control. These amounts are calculated on the assumption that the employment termination and change of control both took place on December 31, 2013.

	Benefits Payable Upon Termination Without Cause/Good Reason		Benefits Payable Upon a Change of Control	Additional Benefits Payable Upon Termination Within 12 Months of a Change of Control
Name	Severance Payment	Medical/ Dental(1)	Equity Benefit(2)	Equity Benefits(3)
Gail F. Goodman	$475,000	$13,898	$504,580	$3,741,331
Harpreet S. Grewal	$340,000	$19,632	$770,939	$2,942,624
Joel A. Hughes	$280,000	$19,632	$118,750	$1,712,742
Christopher M. Litster	$295,000	$16,520	$207,963	$2,107,897
Kenneth J. Surdan	$310,000	$19,632	$363,000	$1,894,022

(1)	Calculated based on the estimated cost to us of providing these benefits.

(2)	This amount is equal to the sum of:

•

the number of restricted stock units that would vest, assuming a change of control on December 31, 2013, multiplied by $31.07 (which was the last sale, or closing, price of our common stock on the NASDAQ Global Select Market on December 31, 2013), plus

•	the number of option shares that would vest, assuming a December 31, 2013 change of control, multiplied by the excess of $31.07 over the exercise price of the option.

(3)	This amount is equal to the sum of:

•

the number of restricted stock units that would vest, assuming a change of control and termination of employment on December 31, 2013, multiplied by $31.07 (which was the last sale, or closing, price of our common stock on the NASDAQ Global Market on December 31, 2013), plus

•

the number of option shares that would vest, assuming a December 31, 2013 change of control and termination of employment on December 31, 2013, multiplied by the excess of $31.07 over the exercise price of the option.

Limitations on Officers’ and Directors’ Liability and Indemnification Agreements

As permitted by the General Corporation Law of the State of Delaware, our restated certificate of incorporation contains provisions that limit or eliminate the personal liability of our directors for breach of fiduciary duty of care as a director. Our restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or knowing violation of law;

•	any unlawful payments of dividends or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limitation of liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

As permitted by Delaware law, our restated certificate of incorporation also provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; and

•	we will advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by law.

The indemnification provisions contained in our restated certificate of incorporation are not exclusive. In addition to the indemnification provided for in our restated certificate of incorporation we have entered into indemnification agreements with each of our directors and officers and certain key employees. Each indemnification agreement provides that we will indemnify the person to the fullest extent permitted by law for claims arising in his or her capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against a person, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted for directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain a general liability insurance policy that covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Rule 10b5-l Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-l plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-l plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. Any Rule 10b5-l Plan adopted by a director or officer must comply with the requirements of Rule 10b5-l under the Exchange Act and our insider trading policy. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares of our common stock outside of a Rule 10b5-l plan, provided they are in compliance with our insider trading policy, which includes not being in possession of material, nonpublic information about our company.

Stock Option Grant Policy

The compensation committee has adopted a stock option grant policy that applies to all stock option grants, including grants to executives, but excluding automatic annual grants to independent directors. The policy provides that:

•	we will not have any program, plan or practice to time or select the grant dates of any stock options or stock-based awards in coordination with the release by us of material non-public information;

•	only the compensation committee, in its sole discretion, will be permitted to grant stock options and stock-based awards under our equity plans;

•

all equity grants under our 2011 stock incentive plan, including grants to new employees, will be made during the first business week of the third month of the calendar quarter, except annual merit grants to non-executive officers, which are granted during the first week of April of each year;

•	the exercise price of all stock options and stock-based awards (as applicable) will be the last sale, or closing, price of our common stock on the NASDAQ Global Select Market on the grant date;

•

the compensation committee will meet telephonically or in person during the first business week of the third month of the calendar quarter to approve equity grants, except annual merit grants to non-executive officers, which are granted during the first week of April of each year;

•	to the extent practical, each quarterly meeting date will be tentatively set at least as early as the prior quarter’s meeting; and

•	the compensation committee will not take action by written consent with respect to the grant of equity awards.

Securities Authorized for Issuance under our Equity Compensation Plans

In accordance with SEC rules, the following table provides information, as of December 31, 2013, about the securities authorized for issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Rights (Column A)		Weighted Average Exercise Price of Outstanding Options (Column B)		Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column A) (Column C)
Equity compensation plans that have been approved by our stockholders	5,768,637	(2)	$19.62	(3)	1,547,174	(4)
Equity compensation plans that have not been approved by our stockholders(1)	147,885	(5)	$16.62	(3)	76,117	(6)
Total	5,916,522	(2)(5)	$19.61	(3)	1,623,291	(4)(6)

(1)	Reflects information regarding our 2012 inducement award plan, which was adopted by our board of directors in June 2012 in connection with our acquisition of SinglePlatform, Corp.

(2)	Represents 4,999,576 shares to be issued upon exercise of outstanding options under our 1999 stock option/stock issuance plan, 2007 stock incentive plan and 2011 stock incentive plan as of December 31, 2013. Also includes 769,061 shares to be issued upon settlement of outstanding RSUs under the 2011 stock incentive plan and the 2007 stock incentive plan as of December 31, 2013. Our 2011 stock incentive plan became effective on May 31, 2011, and we no longer grant awards under our 1999 stock option/stock issuance plan or our 2007 stock incentive plan.

(3)	Weighted average exercise price excludes RSUs, which do not have an exercise price.

(4)	Includes 1,166,039 shares available for issuance under our 2011 stock incentive plan. Also includes 381,135 shares available for issuance under our 2007 employee stock purchase plan.

(5)	Represents 14,407 shares to be issued upon exercise of options granted pursuant to the 2012 inducement award plan as of December 31, 2013. Also includes 133,478 shares to be issued upon settlement of outstanding RSUs under the 2012 inducement award plan as of December 31, 2013.

(6)	On April 1, 2014, our board of directors voted to retire all existing shares available for issuance and any additional shares that may become available for issuance due to cancellation or forfeiture under the 2012 inducement award plan. As a result, as of April 1, 2014, no additional equity awards may be made under the 2012 inducement award plan.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have three class I directors, whose terms expire at the 2014 Annual Meeting of Stockholders; two class II directors, whose terms expire at the 2015 Annual Meeting; and three class III directors, whose terms expire at our annual meeting of stockholders to be held in 2016. Our board of directors currently consists of eight members.

At our 2014 Annual Meeting of Stockholders, our stockholders will have an opportunity to vote for two nominees to serve as class I directors: Thomas Anderson and Jay Herratti. Each of the nominees is currently a class I director of our company, and you can find more information about each of them in “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS — Our Board of Directors” above.

Sharon T. Rowlands was not nominated for reelection at the 2014 Annual Meeting of Stockholders, when her term as a class I director expires. Our board of directors has voted to reduce the number of directors constituting our full board of directors from eight directors to seven directors, effective as of immediately before the 2014 Annual Meeting of Stockholders, by the elimination of one class I directorship.

The persons named in the enclosed proxy card will vote to elect the two nominees as class I directors, unless you withhold authority to vote for the election of one or both nominees by marking the proxy card to that effect. If elected, each of the nominees for class I director will hold office until the 2017 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR the election of each of the nominees.

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF 2011 STOCK INCENTIVE PLAN

At meetings held on February 25, 2014 and April 1, 2014, our board of directors reviewed and considered an amendment and restatement of our 2011 stock incentive plan, which we refer to in this section as the amended 2011 plan, to increase the number of shares of common stock authorized for issuance under the 2011 stock incentive plan by 2,100,000 shares such that there will be 3,167,381 shares available for grant, less awards granted after April 1, 2014 (and counted at the new fungible ratio described below), plus any shares added to the amended 2011 plan from forfeiture, expiration or settlement of shares under prior grants, as described below, and to:

•	adjust the manner in which shares are counted as used under or returned to the amended 2011 plan;

•

emphasize that any accrued dividends or dividend equivalents with respect to performance-based restricted stock or restricted stock units will not be paid unless and until the applicable award is no longer subject to any restrictions on transfer or forfeitability;

•	amend the type and amount of awards made, as well as the timing of future grants to non-employee directors;

•	for future grants, remove certain minimum vesting requirements for restricted stock and restricted stock units;

•	double the per person annual limit on awards for new employees; and

•	extend the duration of the amended 2011 plan to the tenth anniversary of approval of the amendment.

Our board of directors formally approved the amended 2011 plan on April 11, 2014, subject to stockholder approval at the 2014 Annual Meeting of Stockholders.

The chart below sets forth important information regarding the 2011 stock incentive plan, our predecessor plans, (which include our 2007 stock incentive plan and our 1999 stock option/stock issuance plan) and our 2012 inducement award plan. We have provided information as of December 31, 2013 that was included in our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013. See also Note 6, Stockholders’ Equity and Stock-Based Awards, to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. We have also included updated information as of April 1, 2014. The proposal to increase the number of shares available under the 2011 stock incentive plan by 2,100,000 is based, in part, on this updated information and you should consider this updated information in reviewing the proposal.

	December 31, 2013		April 1, 2014
Number of common shares outstanding	31,238,466		31,368,389	(2)
Number of shares available for future grants under all stock plans	1,242,156	(1)	1,067,381
Number of outstanding options	5,013,983		4,934,501
Weighted average exercise price of outstanding options	$19.61		$16.88
Weighted average remaining term of outstanding options	5.57 years		4.6 years
Number of outstanding RSUs (including both Time-Based RSUs and Performance-Based RSUs)	902,539		883,573

(1)	Includes shares available for issuance under our 2012 inducement award plan. On April 1, 2014, our board of directors voted to retire all shares available for issuance and any additional shares that may become available for issuance due to cancellation or forfeitures under the 2012 inducement award plan. As a result, as of April 1, 2014, no additional equity awards may be made under the 2012 inducement award plan.
(2)	Represents the number of common shares outstanding as of March 26, 2014, the record date for the 2014 Annual Meeting of Stockholders.

As of April 1, 2014, we had only 1,067,381 shares available for grant under 2011 stock incentive plan, which is insufficient to meet our forecasted needs during the next year. We are asking for approval of 2,100,000 shares in addition to the number of shares we already have available for grant. After carefully forecasting our anticipated growth rate for the next few years, we believe that this increase will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for the next one or two years.

As required by the 2011 stock incentive plan and Nasdaq Stock Market Marketplace Rules, our board of directors is submitting the amended 2011 plan for approval by our stockholders, and has specifically conditioned the effectiveness of the amendment and restatement on such approval.

Our board of directors believes adoption of the amended 2011 plan is in the best interests of our company and our stockholders and recommends a vote FOR the approval of the amended 2011 plan.

Why You Should Vote for the Amended 2011 Plan

Equity Incentive Awards Are A Critically Important Part of Our Compensation Philosophy

Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel and, as discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our equity award program is the primary vehicle for offering long-term incentives to our executives.

All of our regular, full-time employees currently have stock options, RSUs, or a combination of each. In 2013, approximately 78.9% of all awards, on a share basis, were issued to employees who are not named executive officers or directors with 56.7% of all employees who are not named executive officers or directors receiving awards. We believe that this strategy of broadly granting equity to our employees, which includes providing an equity grant to all new hires, not only aligns their interests with those of our stockholders but also has contributed substantially to our relatively high employee retention, which we believe is a valuable ingredient of our success because it helps minimize recruitment and training costs while allowing us to build an experienced and trained workforce that can maximize our efficiencies.

As a technology company headquartered in Massachusetts with engineering offices located in New York City, San Francisco and Boca Raton, Florida, we must compete with many successful companies for a limited pool of talented people. We believe that we must continue our broad-based use of equity compensation to help retain our skilled employees and recruit new employees to continue to grow, develop new products and deliver increased stockholder value. Furthermore, equity compensation is a very important element of overall compensation in the locations where we conduct business, particularly in Massachusetts, New York City and San Francisco where there are a significant number of early stage companies that rely heavily on equity compensation as part of their overall compensation structure. We have recently reviewed our policy of granting equity awards to all new hires, regardless of seniority. We continue to believe that these awards are very valuable as they create an ownership culture and align the interests of all employees regardless of seniority with those of our stockholders.

In requesting approval of the amended 2011 plan, we are only asking stockholders for a projected one- to two-year pool of shares to provide a predictable amount of equity for attracting, retaining and motivating employees, directors and consultants as we continue to grow. Given that timeframe, it is likely that within one or two years, stockholders will again have the opportunity to review our equity compensation practices to determine if they are still appropriate.

The 2011 Stock Incentive Plan Does Not Have Sufficient Shares Available for Grant

Under our current forecasts, the number of shares available for grant under the 2011 stock incentive plan will no longer be sufficient for the needs of our equity compensation program by late 2014 or early 2015, and we will not be able to issue equity to our employees, directors and consultants in amounts that we believe are necessary to retain them unless our stockholders approve the amended 2011 plan. We do not believe increasing cash compensation to make up for any shortfall in equity awards would be practical or advisable because, as a growth-oriented, entrepreneurial company, we believe that equity awards provide a more effective long-term incentive compensation vehicle than cash for attracting, retaining and motivating our employees and that equity awards align employee and stockholder interests with a smaller impact on non-GAAP operating results and cash flow than cash compensation.

We Manage Our Equity Incentive Award Use Carefully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and grant only the appropriate number of equity awards necessary to attract, reward and retain employees.

Our three-year average equity burn rate, which we define as the number of shares subject to equity awards granted in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, is 7.46%, which was higher than the industry-accepted standard of 7.25%. We believe, however, that our equity grant practices during those years have been in the company’s and our stockholders’ best interests. The 7.46% gross burn rate reflects a multiplier of two for our restricted stock and restricted stock unit awards.

The table below shows for the 2011 - 2013 fiscal years all equity awards granted during those years and the calculation of annual equity burn rate and the three-year average equity burn rate.

	Options Granted	Full Value Awards:		Total Granted(1)	Weighted Average Number of Common Shares Outstanding	Burn Rate
		RSUs Granted	Restricted Stock Granted
2011	1,787,525	181,677	0	2,150,879	23,566,000	7.27%
2012	1,549,932	718,930	0	2,987,792	30,386,000	9.83%
2013	875,975	371,415	0	1,618,805	30,730,000	5.27%
Three-year average equity burn rate						7.46%

(1)	The total granted calculation represents the total of options granted and adjusted full-value shares granted.

You should consider the following factors that have elevated our three-year average equity burn rate:

•

Our annual equity burn rate in 2012 was 9.83%. Our annual equity burn rate in 2012 would have been substantially closer to our historical annual equity burn rate, but we completed two acquisitions in that year that significantly impacted the amount of equity we granted. These acquisitions included SinglePlatform, Corp., which we acquired in June 2012, and CardStar, Inc., which we acquired in January 2012. In connection with these acquisitions we granted options to purchase 43,400 shares and 263,922 Time-Based RSUs. If we had not acquired these businesses and issued the equity awards as described above, our annual equity burn rate in 2012 would have been approximately 7.95%. Our annual equity burn rate in 2011 was 7.27%. In February 2011, we acquired Bantam Networks, LLC and in December 2011 we acquired a small business engaged in coupon redemption technology. In connection with these acquisitions we granted options to purchase 27,500 shares and 59,109 Time-Based RSUs in 2012. If we had not acquired these businesses and issued the equity awards as described above, our annual equity burn rate in 2011 would have been approximately 6.78%. Our board of directors and compensation committee determined that it was critical to the success of these acquisitions and the integration with our company to issue equity to the founders and employees who were joining us from these businesses. We believe it was appropriate to align the interests of the founders and employees with those of their new colleagues at our company and our stockholders. If we had not acquired these businesses and issued the equity described above, our three-year average equity burn rate would have been approximately 6.83%, which is under the industry-accepted standard of 7.25%.

•

In April 2013, our board of directors authorized management to repurchase up to $20 million worth of our common stock. Through December 31, 2013, we repurchased 285,900 shares of our common stock. The repurchase program had the effect of reducing our weighted average number of shares outstanding in 2013, which, in turn, slightly increased our annual equity burn rate.

•

During 2011 and 2012, we hired three new executive officers and promoted one existing employee to executive officer. In connection with these new hires and the promotion, the executives generally received significant initial equity grants consistent with our overall policy for equity awards for executive officers. These equity awards impacted our annual equity burn rate in these years.

•

Approximately 60% of the equity awards granted to executive officers in 2012 and 2013 (based on estimated grant date value), or 402,791 shares, consisted of Performance-Based RSUs, consistent with our compensation committee’s perspective that a substantial portion of an executive officer’s long-term incentive compensation should be at-risk, performance-based. If the performance conditions associated with these Performance-Based RSUs are not achieved, the shares reserved for issuance under these awards will never be issued and will again be available for issuance under the 2011 stock incentive plan. In December 2012, we issued 152,302 Revenue RSUs to executive officers. In valuing these awards for accounting purposes, the grant date fair value was $0 because we determined that satisfaction of the performance conditions was not probable. If the performance conditions are not met, the shares underlying the Revenue RSUs less previously forfeited shares will return to the available pool of shares.

•

During 2013, our compensation committee determined to alter the mix of overall equity awards to all employees to focus more heavily on RSUs versus stock options. Our compensation committee believes that issuing RSUs reduces the amount of dilution to existing stockholders. The committee believes that this reduced the annual equity burn rate in 2013 and will continue to positively impact the annual equity burn rate in future years.

In addition, our three-year average net equity burn rate was 4.68%. We calculate annual net equity burn rate by taking the number of shares subject to equity awards granted in a fiscal year and subtracting all shares that are returned to the available pool because of cancellations and forfeitures of awards. We then divide the difference by the weighted average common shares outstanding for the year. We believe that it is useful to consider net equity burn rate because it reflects the actual usage of our employee equity pool during a given year.

The board of directors believes that the additional shares sought in this Proposal 2 are appropriate, notwithstanding the three-year average annual burn rate, when considered in the foregoing context. In order to address potential stockholder concerns regarding the number of equity awards we intend to grant in a given year, however, our board of directors and compensation committee have committed to our stockholders that over the next three fiscal years (2014 - 2016), we will not grant equity awards under the amended 2011 plan that would cause our three-year average annual burn rate to exceed 7.25%. For purposes of determining the number of shares granted in a year for our burn rate calculation, any equity awards other than options and stock appreciation rights will count as two shares for every share that is granted. Awards that are assumed or substituted in acquisitions will be excluded from our burn rate calculations.

Our Overhang is Significantly Due to Employees Holding Vested “In-the-Money” Stock Options

Approximately 46.9% of our outstanding stock options at April 1, 2014 were “in-the-money” and vested. We believe that the reason employee option holders have chosen to hold their options rather than exercise them is because of such option holders’ belief in the future value of our company. We further believe that the fact that so many of our employees, including our executive officers, have chosen to hold their options demonstrates that their interests are aligned with the interests of our stockholders. If employees decided to exercise their vested stock options, our overhang would be substantially reduced.

Section 162(m) of the Code

Our board of directors believes that it is in the best interests of our company and our stockholders to provide for an equity incentive plan under which compensation awards made to our executive officers may be eligible to qualify for deductibility for federal income tax purposes. Accordingly, the amended 2011 plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to the $1 million deductibility cap under Section 162(m) of the Code, or Section 162(m), however, there is no guarantee that amounts payable under the amended 2011 plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), for a company to be able to deduct compensation in excess of $1 million paid in any one year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation is that when a company has discretion in setting performance goals under which compensation may be paid the material terms of the performance goals must be disclosed to and approved by stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of

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awards under the amended 2011 plan, each of these aspects is discussed below, and, as noted above, approval of the amended 2011 plan itself will constitute approval of each of these aspects of the amended 2011 plan for purposes of the approval requirements of Section 162(m).

Description of the Amended 2011 Plan

The following is a brief summary of the amended 2011 plan. This summary is qualified in all respects by reference to the full text of the amended 2011 plan, a copy of which is attached as Annex B to this proxy statement.

Effectiveness; Number of Shares Available for Issuance

The amended 2011 plan will become effective upon approval of the amended 2011 plan by our stockholders at the 2014 Annual Meeting of Stockholders.

Upon effectiveness of the amended 2011 plan, the number of shares of common stock reserved for issuance under the amended 2011 plan will be 3,167,381 shares, less one share for every one share that was subject to an option or stock appreciation right granted after April 1, 2014 under the 2011 stock incentive plan and 1.8 shares for every one share that was subject to an award other than an option or stock appreciation right granted after April 1, 2014 under the 2011 stock incentive plan, plus any shares added to the amended 2011 plan from forfeiture, expiration or settlement of shares under prior grants, as described below. The amended 2011 plan retains but revises the pre-amendment “fungible share” concept under which the awards of options and stock appreciation rights cause one share per covered share to be removed from the available share pool, while awards other than options and stock appreciation rights granted after April 1, 2014 will be counted against the pool as 1.8 shares instead of two shares as under the 2011 stock incentive plan.

The foregoing numbers are subject to adjustment in the event of stock splits and other similar events. Shares issued under the amended 2011 plan may consist in whole or in part of authorized but unissued shares or may be issued shares that we have reacquired (provided that open market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants).

If an award granted under the amended 2011 plan or under either of the predecessor plans is forfeited, expires, or is settled for cash in whole or in part, the shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for awards under the amended 2011 plan. The shares available for awards under the amended 2011 plan will be credited back to the pool at (i) one share for each one share subject to options and stock appreciation rights granted under the amended 2011 plan and for each one share subject to any award granted under either predecessor plan, (ii) 1.8 shares for each one share subject to awards other than options and stock appreciation rights granted under the amended 2011 plan after April 1, 2014, and (iii) 2 shares for each one share subject to awards other than options and stock appreciation rights granted under the amended 2011 plan on or before April 1, 2014.

Shares that are tendered (either actually, by attestation or by net exercise) or withheld to satisfy tax withholding obligations (except for shares tendered or withheld to satisfy the tax withholding obligations with respect to options or stock appreciation rights) will be available for issuance pursuant to new awards under the amended 2011 plan at the same one, 1.8 or two share counting methodology. The following shares under the amended 2011 plan and, after April 1, 2014, the predecessor plans shall not be added to the authorized shares: (i) shares tendered or withheld in payment of the purchase price of an option, (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to options or stock appreciation rights, (iii) shares subject to stock appreciation rights that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options.

As of April 1, 2014, there were 2,369,057 shares subject to awards under the predecessor plans that could potentially be included in the available pool under the amended 2011 plan.

Types of Awards

The amended 2011 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards, each of which is described below.

Incentive stock options and nonstatutory stock options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price, subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price that will be not less than 100% of the fair market value of the common stock on the date of grant, except in connection with substitute awards relating to acquisitions. Incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our company). Under the amended 2011 plan, options may not be granted for a term in excess of seven years. Options may not provide for the automatic grant of additional shares in connection with the exercise of the original option and options may not provide for the payment or accrual of dividend equivalents. The amended 2011 plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to us of shares of common stock, (iii) in the case of nonstatutory stock options and subject to certain conditions, “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the exercise price, (iv) any other lawful means, or (v) any combination of these forms of payment.

Director awards.    Our board of directors will have discretion to grant options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our non-employee directors, on such terms and conditions as determined by our board of directors, on their commencement of service on our board of directors. In addition, the amended 2011 plan provides for the automatic annual grant of RSUs to non-employee directors (replacing the previously applicable automatic grant of a nonstatutory stock options for 25,000 shares (absent contrary action by the board of directors)). Beginning with and on the date of the 2014 Annual Meeting of Stockholders, assuming stockholder approval of the amended 2011 plan, each non-employee director who is both serving as a director immediately before and immediately after such meeting will automatically receive an award of RSUs with a value (determined as of each date of grant and valued in a manner determined by our board of directors) of $120,000, except that no non-employee director will be eligible to receive this annual RSU grant unless such director has served on our board of directors for at least six months. RSUs automatically granted to non-employee directors will vest as to 100% of the shares on the first anniversary of the date of grant provided that the individual is serving on our board of directors on such date, and will contain such other terms and conditions as determined by our board of directors. Our board of directors specifically retains the authority to decrease from time to time the number of shares subject to (or the value of) awards granted to non-employee directors under the amended 2011 plan and to grant options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards in addition to or in lieu of some or all of the awards to be granted to non-employee directors under the amended 2011 plan. The total grants to each non-employee director in each calendar year will not exceed an annual value of $500,000. Director grants that are not automatic must be made by a committee of directors, each member of whom is an independent director under NASDAQ Stock Market Marketplace Rules.

Stock appreciation rights.    A stock appreciation right is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. No stock appreciation right granted under the amended 2011 plan may provide for the payment or accrual of dividend equivalents. Under the amended 2011 plan, stock appreciation rights may not be granted for a term in excess of seven years.

Restricted stock and RSU awards.    Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. RSU awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions of the awards, as established by our board of directors, although our board of directors may provide that these awards will be settled in cash.

Our board of directors will determine the terms and conditions of each restricted stock or RSU award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. However, under the 2011 stock incentive plan, except for certain circumstances, no vesting condition applicable to restricted stock and other stock-based awards that was based on performance criteria could be based on performance over a period of less than one year and no such vesting condition that was based solely upon continued employment or the passage of time could provide for vesting in full of restricted stock and other stock-based awards in less than pro rata installments over three years. This restriction has been eliminated in the amended 2011 plan.

Restricted stock will accrue ordinary cash dividends, unless our board of directors determines otherwise and applicable law permits such nonaccrual. Participants holding shares of restricted stock will only be entitled to such cash dividends if specifically provided in the restricted stock agreement, will only receive the dividends if and when the restricted stock vests, and will then receive dividends only prospectively unless our board of directors or the restricted stock agreement provides for the payment of prior dividends upon or after vesting. Any dividend payment will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of that class of stock, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the restricted stock to which the dividends pertain vests. Unless otherwise provided in the restricted stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of our common stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Any dividend or distribution with respect to performance-based restricted stock awards will either not be paid or credited, or will be accumulated and subject to the same restrictions and risk of forfeiture as the original restricted stock award and will be paid at the time such restrictions and risk of forfeiture lapse.

To the extent provided by our board of directors, in its sole discretion, a grant of RSUs may provide participants with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which paid, as determined by our board of directors in its sole discretion, subject in each case to such terms and conditions as our board of directors shall establish, in each case to be set forth in the applicable award agreement. Any dividend equivalent payments will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of the class of stock underlying the restricted stock units, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the RSU to which the dividends pertain vests, absent a further deferral that complies with Section 409A of the Code. Any dividend or distribution with respect to Performance-Based RSUs, will either not be paid or credited, or will be accumulated and subject to the same restrictions and risk of forfeiture as the original restricted stock unit award and will be paid at the time such restrictions and risk of forfeiture lapse.

Other stock-based and cash-based awards.    Under the amended 2011 plan, our board of directors has the right to grant other awards based upon our common stock or other property having such terms and conditions as our board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of awards entitling recipients to receive shares of our common stock to be delivered in the future. We may also grant performance awards or other awards denominated in cash rather than shares of common stock under the amended 2011 plan.

Performance conditions.    Our board of directors may determine, at the time of grant, that a restricted stock award, RSU award or other stock-based award or cash-based award granted to a non-officer will vest solely upon the achievement of specified performance criteria. Only our compensation committee may determine, at the time of grant, that a restricted stock award, RSU award or other stock-based award or cash-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m). The performance criteria for each such award will be based on one or more of the following measures: net income, earnings before or after discontinued operations, interest, taxes, depreciation, amortization and/or stock based compensation expense, operating profit before or after discontinued operations and/or taxes, sales, revenue, product and service billings, deferred revenue, sales or revenue growth, average monthly or quarterly revenue growth, earnings growth, product and service billings growth, customer growth, deferred revenue growth, cost related to product and service billings, cash flow, operating cash flow, free cash flow or cash position, gross margins, cost related to product and service billings as a percentage of product and service billings, value based financial metrics, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

These performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) non-cash compensation expenses, (v) the write-down of any asset, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by our compensation committee; and (z) along with any such exclusions, will be set by our compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Our compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to performance-based awards designed to qualify for deduction under Section 162(m), and our compensation committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of a participant or our change in control. Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or such other performance measures as our board of directors may determine.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, with our board of director’s consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent a Registration Statement on Form S-8 would cover the transferee).

Eligibility to Receive Awards

All of our employees, officers, directors, consultants and advisors and those of our subsidiaries and of other business ventures in which we have a controlling interest are eligible to be granted awards under the amended

2011 plan to the extent applicable. Under present law and the amended 2011 plan, however, incentive stock options may only be granted to our and our subsidiaries’ employees.

The maximum number of shares with respect to which awards may be granted to any participant under the amended 2011 plan may not exceed 750,000 shares per calendar year, provided that this limit will be 1,500,000 shares per calendar year with respect to awards granted to a participant during the first calendar year in which the participant commences employment with our company and our subsidiaries. Grants of cash-based performance awards will be limited to grants of $2 million per calendar year per individual.

Plan Benefits

As of March 31, 2014, approximately 1,293 persons were eligible to receive awards under the amended 2011 plan, including our 8 executive officers and 7 non-employee directors. Grants of awards under the amended 2011 plan are discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The table below sets forth, as of March 31, 2014, the number of shares underlying option awards granted under the 2011 stock incentive plan, the weighted average exercise price of such awards and the number of shares underlying RSU awards granted under the 2011 Stock Incentive Plan to the individuals and groups listed below. On March 31, 2014, the last reported sale price of our common stock on the NASDAQ Global Select Market was $24.46.

Name and Position	Shares underlying Stock Options (#)	Weighted Average Exercise Price ($)	Shares Underlying RSUs (#)
Named Executive Officers:
Gail F. Goodman	299,130	$22.94	112,366
President and Chief Executive Officer
Harpreet S. Grewal	78,350	$18.36	93,543
Executive Vice President, Chief Financial Officer and Treasurer
Joel A. Hughes	66,620	$21.97	63,343
Senior Vice President, Strategy and Emerging Businesses
Christopher M. Litster	81,510	$19.75	65,323
Senior Vice President, Sales and Marketing
Kenneth J. Surdan	103,120	$17.78	59,858
Senior Vice President, Product
All current executive officers as a group (8 persons)	749,680	$20.50	551,550
All current directors who are not executive officers as a group (7 persons)	215,000	$19.45	—
Each nominee for election as a director:	65,000	$18.35	—
Thomas Anderson	30,000	$19.93	—
Jay Herratti	35,000	$17.00	—
Each associate of any of such directors, executive officers or nominees	—	—	—
Each other person who received or is to receive 5 percent of the options under the amended 2011 plan	—	—	—
All employees, including all current officers who are not executive officers, as a group (1,278)	2,517,027	$20.98	402,429

Administration

The amended 2011 plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the amended 2011 plan and to interpret the provisions of the amended 2011 plan. Pursuant to the terms of the amended 2011 plan our board of directors may delegate authority under the amended 2011 plan to one or more committees or subcommittees of our board of directors. Our board of directors has authorized our compensation committee to administer certain aspects of the amended 2011 plan including the granting of options, RSUs and other awards to executive officers and other employees. In addition, our board of directors may delegate to one or more of our officers the power to grant options, RSUs and other awards that constitute stock rights under Delaware law to eligible participants who are not executive officers.

Subject to any applicable limitations contained in the amended 2011 plan, our board of directors, our compensation committee, or any other committee to whom our board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed seven years), and (iv) the number of shares of common stock subject to any stock appreciation right, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards and cash awards, including conditions for repurchase (or forfeiture), issue price and repurchase price. However, under the 2011 stock incentive plan, except for certain circumstances, no vesting condition applicable to restricted stock and other stock-based awards that was based on performance criteria could be based on performance over a period of less than one year and no such vesting condition that was based solely upon continued employment or the passage of time could provide for vesting in full of restricted stock and other stock-based awards in less than pro rata installments over three years. This restriction has been eliminated in the amended 2011 plan.

Our board of directors is required to make appropriate adjustments in connection with the amended 2011 plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The amended 2011 plan also contains provisions addressing the consequences of any “Reorganization Event,” which is defined as (a) our merger or consolidation with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) our liquidation or dissolution. In connection with a Reorganization Event, our board of directors may take any one or more of the following actions as to all or any outstanding awards on such terms as our board of directors determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, or Acquisition Price, make or provide for a cash payment to an award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards, (v) provide that, in connection with our liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price, measurement price or purchase price thereof) and (vi) any combination of the foregoing, provided that no event under clauses (a) or (b) of the definition above will be treated as a Reorganization Event for purposes of clauses (ii) or (iii) unless it is also a change in control event for purposes of Section 409A of the Code (so that, for example, a reincorporation in another state that is not connected to a substantial ownership change would not be a Reorganization Event for clauses (ii) or (iii)).

Substitute Awards

In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board of directors may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms, as our board of directors deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the amended 2011 plan. Substitute awards will not count against the overall share limit of the amended 2011 plan or the per person annual limit, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization or a Reorganization Event), the amended 2011 plan provides that we may not (i) amend any outstanding option or stock appreciation right granted under the amended 2011 plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding award, (ii) cancel any outstanding option or stock appreciation right (whether or not granted under the amended 2011 plan) and grant in substitution therefor new awards under the amended 2011 plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award, (iii) cancel in exchange for a cash payment or another award any options or stock appreciation rights that have an exercise price per share above the then-current fair market value, or (iv) take any other action that constitutes a “repricing” within the meaning of the NASDAQ Stock Market Marketplace Rules.

Acceleration

Our board of directors may at any time provide that any award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Provisions for Foreign Participants

Our board of directors may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the amended 2011 plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the amended 2011 plan after May 20, 2024 but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the amended 2011 plan; provided that, to the extent determined by our board of directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If stockholders do not approve the amendment of the amended 2011 plan, the amended provisions of the amended 2011 plan will not go into effect, and we will continue to grant awards under the 2011 stock incentive plan only up to the previously authorized number of shares. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the amended 2011 plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our board of directors, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below. This discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant in the amended 2011 plan. The income tax laws under applicable state and local tax laws may not be the same as under federal income tax laws. This general discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the amended 2011 plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, net investment income, foreign and other tax consequences to them of participating in the amended 2011 plan.

Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or any corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.    A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.    A participant will not have income upon the grant of a RSU. A participant is not permitted to make a Section 83(b) election with respect to a RSU award. When the stock is distributed with respect to a RSU, the participant will have income in an amount equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the amended 2011 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us.    There will be no tax consequences to us for any awards made under the amended 2011 plan except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m).

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. Although stockholder approval of our audit committee’s selection of PricewaterhouseCoopers LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, our audit committee will reconsider the selection. We expect that a representative of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the year ended December 31, 2013, will be present at the 2014 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if he or she wishes.

Our board of directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

PROPOSAL 4 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Section 14A of the Exchange Act. Pursuant to Section 14A of the Exchange Act, at our annual meeting of stockholders held in 2011, our stockholders had the opportunity to cast an advisory vote with respect to whether future stockholder advisory votes on executive compensation would be held every one, two or three years. Based on the results of that advisory vote, we determined that an advisory vote on executive compensation would be held every year.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our executive officers, including our named executive officers, are rewarded for the achievement of our short-and long-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “EXECUTIVE COMPENSATION” section of this proxy statement, including the “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by our compensation committee and our board of directors with respect to the fiscal year ended December 31, 2013. As discussed in Compensation Discussion and Analysis, the goals of our executive compensation program are to:

•	reward actions and behaviors that build a foundation for the long-term strength and performance of our company while also rewarding the achievement of short-term performance goals;

•	provide competitive compensation to attract, retain and motivate executive talent;

•	foster a collaborative executive team by linking rewards to shared corporate objectives and individual objectives that support our culture and performance objectives; and

•	align the incentives of our executives with the creation of value for our stockholders.

Our board of directors believes our executive compensation programs are based on strong pay-for-performance practices that require achievement of challenging goals and utilize appropriate structures and sound pay practices that are effective in achieving our core objectives. In addition, our compensation committee made a number of changes to our executive pay program in 2012 that were designed to ensure that such pay practices adhere to “best practices.” The compensation committee continued to adhere to these “best practices” in 2013. Accordingly, our board of directors recommends that you vote in favor of the following resolution:

RESOLVED, that the compensation paid to Constant Contact, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our board of directors (or any committee thereof), does not create or imply any change to the fiduciary duties of us or our board of directors (or any committee thereof) and does not create or imply any additional fiduciary duties for us or our board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their advisory vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Our board of directors recommends a vote FOR the approval of the compensation of our named executive officers.

STOCK OWNERSHIP

The following table contains information as of March 31, 2014 about the beneficial ownership of shares of our common stock by:

•	each of our named executive officers (as identified above in “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Establishing and Evaluating Executive Compensation” above);

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Shares Acquirable Within 60 Days(3)	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned (4)
Named Executive Officers and Directors:
Gail F. Goodman	583,737	792,979	1,376,716	4.1%
Harpreet S. Grewal(5)	6,445	83,860	90,305	*
Kenneth J. Surdan	3,938	42,225	46,163	*
Joel A. Hughes	1,510	24,039	25,549	*
Christopher M. Litster	8,372	109,537	117,909	*
Thomas Anderson(6)	46,000	50,001	96,001	*
Robert P. Badavas(7)	6,500	89,001	95,501	*
John Campbell(8)	7,954	25,001	32,955	*
Jay Herratti	0	17,918	17,918	*
William S. Kaiser(9)	23,367	50,001	73,368	*
Daniel T. H. Nye(10)	10,000	55,001	65,001	*
Sharon T. Rowlands(11)	18,000	45,001	63,001	*
All directors and executive officers as a group (15 persons)	736,175	1,999,710	2,735,885	8.2%
5% Stockholders:
Wellington Management Company, LLP(12)	3,827,861	—	3,827,861	11.5%
Massachusetts Financial Services Company(13)	2,524,181	—	2,524,181	7.6%
BlackRock, Inc.(14)	2,299,867	—	2,299,867	6.9%
FMR LLC(15)	2,170,732	—	2,170,732	6.5%
The Vanguard Group(16)	1,776,557	—	1,776,557	5.3%

*	Less than 1% of the outstanding common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Constant Contact, Inc., 1601 Trapelo Road, Waltham, Massachusetts 02451.

(2)	For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power or other relationship. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder.

(3)

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or upon vesting of restricted stock units. Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable within 60 Days” column consists of shares covered by stock options that may be exercised within 60 days after March 31, 2014 and shares covered by restricted stock units that become vested within 60 days after March 31, 2014.

(4)	The ownership percentage for each stockholder on March 31, 2014 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) the number of shares of our common stock outstanding on March 31, 2014 (31,368,389 shares) plus any shares acquirable by the stockholder (including pursuant to stock options that may be exercised and restricted stock units that vest) within 60 days after March 31, 2014.

(5)	The shares reported as beneficially owned are held jointly with Mr. Grewal’s spouse.

(6)	The shares reported as beneficially owned include 2,000 shares held by the Anderson Family Foundation, a charitable foundation of which the reporting person and his spouse are trustees. Mr. Anderson disclaims any pecuniary interest in the shares held by such foundation and disclaims beneficial ownership of any of such shares.

(7)	The shares reported as beneficially owned are held by the Robert P. Badavas Trust of 2007. Mr. Badavas exercises sole voting and investment power with respect to the shares held by the Robert P. Badavas Trust of 2007.

(8)	The shares reported as beneficially owned are held jointly with Mr. Campbell’s spouse.

(9)	The shares reported as beneficially owned consist of 21,398 shares held by Mr. Kaiser individually and 1,969 shares held by the Kaiser Family Trust. Mr. Kaiser exercises sole voting and investment power with respect to the shares held by the Kaiser Family Trust.

(10)	The shares reported as beneficially owned include 8,600 shares held by the Nye Family Trust — 2005, 800 shares held by Mr. Nye individually, and 600 shares held directly by Mr. Nye’s spouse.

(11)	The shares reported as beneficially owned include 3,000 shares held directly by Ms. Rowlands’ spouse.

(12)	This information is based solely on Amendment No. 1 to Schedule 13 G filed with the SEC by Wellington Management Company, LLP on February 14, 2014 reporting share ownership as of December 31, 2013. Wellington Management Company, LLP’s principal business address is 280 Congress Street, Boston, MA 02210. Wellington Management Company, LLP exercises shared voting power over 3,087,263 shares and exercises shared dispositive power over 3,827,861 shares.

(13)	This information is based solely on Amendment No. 3 to Schedule 13G filed with the SEC by Massachusetts Financial Services Company on February 12, 2014 reporting share ownership as of December 31, 2013. The principal business address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, Massachusetts 02199. Massachusetts Financial Services Company exercises sole voting power over 2,371,161 shares and sole investment power over 2,524,181 shares.

(14)	This information is based solely on Amendment No. 2 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 28, 2014 reporting share ownership as of December 31, 2013. The principal business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock, Inc. has sole voting power over 2,183,904 shares and sole investment power over all the shares.

(15)	This information is based solely on Amendment No. 8 to Schedule 13G filed with the SEC by FMR LLC and Edward C. Johnson 3d on March 10, 2014 reporting share ownership as of February 28, 2014. FMR LLC’s principal business address is 245 Summer Street, Boston, MA 02210. FMR LLC and Edward C. Johnson exercise sole investment power over 2,168,748 shares held by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, 900 shares held by Fidelity SelectCo, LLC, a wholly owned subsidiary of FMR LLC, 884 shares held by Fidelity Management Trust Company, a wholly owned subsidiary of FMR LLC and 200 shares held by Strategic Advisors, Inc., a wholly owned subsidiary of FMR LLC. FMR LLC and Edward C. Johnson exercise sole voting power over 0 shares.

(16)	This information is based solely on Amendment No. 1 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 12, 2014 reporting share ownership as of December 31, 2013. The Vanguard Group, Inc.’s principal business address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Consists of 1,733,413 shares held by The Vanguard Group, Inc., 41,044 shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. and 2,100 shares held by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. The Vanguard Group, Inc. exercises sole voting power over 43,144 shares. The Vanguard Group, Inc. exercises sole investment power over 1,735,513 shares and shared investment power of 41,044 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons or written representations from such persons, during the fiscal year ended December 31, 2013, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Surdan filed a late Form 4 relating to the tax withholding associated with the vesting of Time-Based RSUs due primarily to an administrative error attributable to our company.

* * *

The board of directors hopes that stockholders will attend the 2014 Annual Meeting of Stockholders. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

Gail F. Goodman
Chairman, President and Chief Executive Officer

April 14, 2014

ANNEX A

Reconciliation of Non-GAAP Financial Measures

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

Years Ended December 31, 2013 and 2012

(In thousands)

	Year Ended December 31, 2013	Year Ended December 31, 2012
Net income	$7,214	$12,566
Income tax expense	1,256	3,181
Interest income and other (income) expense, net	(175)	(231)
Depreciation and amortization	22,191	19,003
Stock-based compensation expense	14,731	14,274
Litigation contingency accrual	820	—
Contingent consideration adjustment	—	(12,152)

Adjusted EBITDA	$46,037	$36,641

Divide by:
Revenue	$285,383	$252,154
Adjusted EBITDA margin	16.1%	14.5%

Calculation of Free Cash Flow (unaudited)

Year Ended December 31, 2013

(In thousands)

Year Ended December 31, 2013
Net cash provided by operating activities	$43,058
Subtract:
Acquisition of property and equipment	18,891

Free cash flow	$24,167

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

Three Months Ended December 31, 2013

(In thousands)

Three Months ended December 31, 2013
Net income	$4,516
Income tax expense	1,041
Interest income and other (income) expense, net	(59)
Depreciation and amortization	5,753
Stock-based compensation expense	3,587
Litigation contingency accrual	—
Contingent consideration adjustment	—

Adjusted EBITDA	$14,838

Divide by:
Revenue	$74,931
Adjusted EBITDA margin	19.8%

A-1

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

Three Months Ended September 30, 2013

(In thousands)

Three Months Ended September 30, 2013
Net income	$3,320
Income tax expense	2,321
Interest income and other (income) expense, net	(133)
Depreciation and amortization	5,687
Stock-based compensation expense	3,473
Litigation contingency accrual	—
Contingent consideration adjustment	—

Adjusted EBITDA	$14,668

Divide by:
Revenue	$72,039
Adjusted EBITDA margin	20.4%

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

Three Months Ended June 30, 2013

(In thousands)

Three Months Ended June 30, 2013
Net income	$32
Income tax benefit	(118)
Interest income and other (income) expense, net	(12)
Depreciation and amortization	5,636
Stock-based compensation expense	4,130
Litigation contingency accrual	—

Adjusted EBITDA	$9,668

Divide by:
Revenue	$70,208
Adjusted EBITDA margin	13.8%

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

Three Months Ended March 31, 2013

(In thousands)

Three Months Ended March 31, 2013
Net loss	$(654)
Income tax benefit	(1,988)
Interest income and other (income) expense, net	29
Depreciation and amortization	5,115
Stock-based compensation expense	3,541
Litigation contingency accrual	820

Adjusted EBITDA	$6,867

Divide by:
Revenue	$68,205
Adjusted EBITDA margin	10.1%

A-2

ANNEX B

CONSTANT CONTACT, INC.

AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

1.	Purpose.

The purpose of this Amended and Restated 2011 Stock Incentive Plan (the “Plan”) of Constant Contact, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility.

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 7), Restricted Stock (as defined in Section 8), Restricted Stock Units (as defined in Section 8), Other Stock-Based Awards (as defined in Section 9), and Cash-Based Awards (as defined in Section 9).

3.	Administration and Delegation.

(a) Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine; provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; and provided further , however , that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors.    Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.	Shares Subject to the Plan

(a) Number of Shares.

(1) Subject to adjustment as provided in Section 11(a), a total of 6,300,000 shares of Common Stock have been authorized for Awards granted under the Plan (of which 3,167,381 remain available as of April 1, 2014, reduced, for grants under the Plan after April 1, 2014, by one (1) share for every one (1) share that was subject to an Option or Stock Appreciation Right and 1.8 shares for every one (1) share that was subject to another type of Award). Any or all of Awards may be in the form of Incentive Stock Options. Any shares of Common Stock that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) share granted, and any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.8 shares for every one (1) share granted. After the effective date of the Plan, no awards may be granted under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) or the Company’s 1999 Stock Option/Stock Issuance Plan, as amended (together with the 2007 Plan, the “Predecessor Plans”). Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(2) If (i) any shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after April 1, 2014 any shares subject to an award under any Predecessor Plan are forfeited, an award under any Predecessor Plan expires or is settled for cash (in whole or in part), then in each such case the shares subject to such Award or award under any Predecessor Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan, in accordance with Section 4(a)(3) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after April 1, 2014, an award other than an option or stock appreciation right under any Predecessor Plan are satisfied by the tendering of shares (either actually, by attestation or by net exercise) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan in accordance with Section 4(a)(3) below. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under paragraph (a)(1) of this Section: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after April 1, 2014, an option under any Predecessor Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after April 1, 2014, options or stock appreciation rights under any Predecessor Plan, (iii) shares subject to a Stock Appreciation Right or, after April 1, 2014, a stock appreciation right under any Predecessor Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after April 1, 2014, options under any Predecessor Plan.

(3) Any shares that again become available for Awards under the Plan pursuant to this Section shall be added (i) as one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or any award granted under any Predecessor Plan, (ii) as 1.8 shares for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan after April 1, 2014, and (iii) as two (2) shares for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan on or before April 1, 2014.

(4) Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or the limit in Section 4(b), except as may be required by reason of Section 422 and related provisions of the Code. For purposes of the Plan, “Substitute Awards” shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(b) Section 162(m) Per-Participant Limit.    Subject to adjustment under Section 11, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 750,000 per fiscal year. The limitation in this section shall be multiplied by two (2) with respect to awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Stock Options.

(a) General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options.    An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Constant Contact, Inc., any of Constant Contact, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.    The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value (“Fair Market Value”) on the date the Option is granted (which shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq Global Market, the Nasdaq Capital Market or the Nasdaq Global Select Market (or the exchange or market with the greatest volume of trading in the Common Stock), as reported in The Wall Street Journal or such other source as the Board deems reliable, on the date of grant or as of such other date as satisfies applicable tax requirements); provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. If the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise. For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

(d) Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided , however , that no Option will be granted with a term in excess of seven years.

(e) Exercise of Options.    Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the portion of the Option being exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the portion of the Option being exercised divided by the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) No Reload Options.    No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(h) No Dividend Equivalents.    No Option shall provide for the payment or accrual of Dividend Equivalents (as defined herein).

(i) Limitation on Repricing.    Unless such action is approved by the Company’s stockholders, the Company may not, with respect to any outstanding Option granted under the Plan (except as provided for under Section 11): (1) amend any Option to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any Option and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(a)(4)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel for cash or another Award any Options that have exercise prices per share above the then-current Fair Market Value, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.	Director Awards.

(a) Initial Grant.    Subject to Section 3(d) of the Plan and the other limits set forth in the Plan, the Board shall have discretion to grant Options, SARs, Restricted Stock, Restricted Stock Units and/or Other Stock-Based Awards, in each case on such terms and conditions as the Board shall determine, to any individual upon such individual’s commencement of service on the Board, provided that such individual is not then an employee of the Company or any subsidiary of the Company.

(b) Annual Grant.    On the date of each annual meeting of stockholders of the Company and subject to the limits set forth elsewhere in the Plan, each member of the Board who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted an Award of Restricted Stock Units with a value (determined as of each date of grant and valued in a manner determined by the Board) of $120,000; provided, however, that a director shall not be eligible to receive an Award under this Section 6(b) until such director has served on the Board for at least six months. Awards granted to any individual under this Section 6(b) shall vest as to 100% of the shares subject to such Award on the first anniversary of the date of grant, provided that such individual is serving on the Board on such date, and shall contain such other terms and conditions as the Board shall determine.

(c) Board Discretion.    The Board specifically retains the authority to decrease from time to time the number of shares subject to (or the value of) Awards granted under this Section 6 and to grant Options, SARs, Restricted Stock, Restricted Stock Units and/or Other Stock-Based Awards in addition to or in lieu of some or all of the Awards provided for in this Section 6, provided that the total grants to each individual non-employee director in each calendar year under this Section 6 shall not exceed an annual value of $500,000 (determined as of each date of grant and valued in a manner determined by the Board).

7.	Stock Appreciation Rights.

(a) General.    The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 7(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price.    The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided , however , that no SAR will be granted with a term in excess of seven years.

(d) Exercise of SARs.    SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with any other documents required by the Board.

(e) Dividend Equivalents.    No SAR shall provide for the payment or accrual of Dividend Equivalents.

(f) Limitation on Repricing.    Unless such action is approved by the Company’s stockholders, the Company may not, with respect to any outstanding SAR granted under the Plan (except as provided for under Section 11): (1) amend any SAR to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any SAR and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(a)(4)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel for cash or another Award any SARs that have measurement prices per share above the then-current Fair Market Value, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of NASDAQ.

8.	Restricted Stock; Restricted Stock Units.

(a) General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards.    Subject to the limits set forth in the Plan, the Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends.    Restricted Stock will accrue ordinary cash dividends, unless the Board determines otherwise and applicable law permits such nonaccrual. Participants holding shares of Restricted Stock will only be entitled to such cash dividends if specifically provided in the Restricted Stock agreement, will only receive the dividends if and when the Restricted Stock vests, and will then receive dividends only prospectively unless the Board or the Restricted Stock agreement provides for the payment of prior dividends upon or after vesting. Any dividend payment will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of that class of stock, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock to which the dividends pertain vests. Unless otherwise provided in the Restricted Stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

(2) Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of

Common Stock, unless the Board provides in the applicable Award agreement that the Restricted Stock Unit will be settled in cash (either automatically or at the Board’s discretion on payment). The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents.    To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement. Any Dividend Equivalent payments will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of the class of stock underlying the Restricted Stock Units, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock Unit to which the dividends pertain vests, absent a further deferral that complies with Section 409A of the Code. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

9.	Other Stock-Based and Cash-Based Awards.

(a) General.    Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions.    Subject to the provisions of the Plan the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any conditions for vesting and repurchase (or forfeiture) and purchase price applicable thereto.

10.	Performance Awards.

(a) Grants.    Restricted Stock Awards and Other Stock-Based or Cash-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10 (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants. Performance Awards can also be granted in amounts of up to $2,000,000 per calendar year per individual as Cash-Based Awards.

(b) Committee.    Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a

Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation, amortization and/or stock based compensation expense, operating profit before or after discontinued operations and/or taxes, sales, revenue, product and service billings, deferred revenue, sales or revenue growth, average monthly or quarterly revenue growth, earnings growth, product and service billings growth, customer growth, deferred revenue growth, cost related to product and service billings, cash flow, operating cash flow, free cash flow or cash position, gross margins, cost related to product and service billings as a percentage of product and service billings, value based financial metrics, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) non-cash compensation expenses, (v) the write-down of any asset, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) along with any such exclusions, shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock- Based Award, shall be equitably adjusted by the Company (or substitute Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.    A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company, provided that no event under clauses (a) or (b) of this definition will be treated as a Reorganization Event for purposes of Section 11(b)(2)(A)(ii) or (iii) or the proviso in Section 11(b)(3) unless it is also a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) (so that, for example, a reincorporation in another state that is not connected to a substantial ownership change would not be a Reorganization Event for Section 11(b)(2)(A)(ii) or (iii) or the proviso in Section 11(b)(3)).

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 11(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event,” then no assumption or substitution shall be permitted pursuant to Section 11(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 11(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 11(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 11(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock) less any applicable exercise or measurement price; provided , however , that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Awards or settlement of Restricted Stock Units to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided , however , that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

12.	General Provisions Applicable to Awards.

(a) Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however , that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further , that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 12(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.    Except as otherwise provided in Sections 5(i) and 7(f) with respect to repricings, Section 10 with respect to Performance Awards, or Section 13(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 11.

(g) Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.    Notwithstanding anything to the contrary in the Plan, the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

13.	Miscellaneous.

(a) No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.    The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from May —, 2014, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(a)(4) or 11), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 13(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e) Authorization of Sub-Plans for Grants to non-U.S. Employees.    The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the ‘‘ New Payment Date “), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Approved by the Company’s Board of Directors on April 11, 2014.

Approved by the Company’s stockholders on May —, 2014.

ANNUAL MEETING OF STOCKHOLDERS OF

CONSTANT CONTACT, INC.

Tuesday, May 20, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be held on May 20, 2014

The Notice of Meeting, proxy statement and proxy card

are available at - www.proxydocs.com/ctct

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20230303000000001000 7	052014

CONSTANT CONTACT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES IDENTIFIED IN THE PROXY STATEMENT AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. ☐ ☐ ☐	To elect the following nominees for class I director to serve for a term of three years: NOMINEES: FOR ALL NOMINEES ¡ Thomas Anderson ¡ Jay Herratti WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)		2.

To approve the amendment and restatement of our 2011 Stock Incentive Plan to, among other things, increase the number of shares of common stock authorized for issuance under the plan by 2,100,000 shares:

					☐	☐	☐
			3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014:	☐	☐	☐
			4.	To approve the compensation of our named executive officers:	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.

The proxy holders will vote your shares as you direct herein. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our Board of Directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.  ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

1                    ¢

CONSTANT CONTACT, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, MAY 20, 2014.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF CONSTANT CONTACT, INC. PLEASE RETURN IT AS SOON AS POSSIBLE.

By signing on the reverse side of this proxy, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Gail F. Goodman, Harpreet S. Grewal and Robert P. Nault, and each of them individually, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of Constant Contact, Inc. (“Constant Contact”) to be held on Tuesday, May 20, 2014 at 10:00 a.m., Local Time, at Constant Contact, 1601 Trapelo Road, Waltham, Massachusetts 02451, and any adjournments of the meeting, and (2) vote all shares of Constant Contact stock that you are entitled to vote and otherwise act on your behalf upon the matters proposed by Constant Contact, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS HEREIN. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” THE DIRECTOR NOMINEES IDENTIFIED IN THE PROXY STATEMENT AND “FOR” PROPOSALS 2, 3 AND 4.

(Continued and to be signed on the reverse side)

COMMENTS:

¢	14475 ¢